                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

FILED BY THE REGISTRANT /x/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                         The Providence Journal Company
                (Name of Registrant as Specified In Its Charter)

                         The Providence Journal Company
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/x/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

- --------------------------------------------------------------------------------

                      THE PROVIDENCE [LOGO] JOURNAL COMPANY
            75 Fountain Street, Providence, RI 02902 - (401)277-7000


                                    April 24, 1996


Dear Stockholder:

     You are cordially invited to attend the 1996 Annual Meeting of Stockholders of The Providence Journal Company (the "Company") to be held on Wednesday, May 8, 1996 at Noon local time at the offices of the Company at 75 Fountain Street, Providence, Rhode Island.

     The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement contain the matters to be considered and acted upon. You should read them carefully.

     The Proxy Statement contains information about the Directors of the Company (including the four nominees for election as Directors for three-year terms), amendments to the stock option plans of the Company, amending the Company's Certificate of Incorporation, and ratification of the selection of independent certified public accountants for 1996. The Board of Directors of the Company recommends a vote FOR the nominees for election as Directors, FOR the approval of the amendments to the stock option plans, FOR the proposals to amend the Company's Certificate of Incorporation and FOR the ratification of the selection of independent certified public accountants.

     We hope you will be able to attend the Annual Meeting. However, even if you anticipate attending in person, we urge you to complete, sign, date and return the enclosed proxy card promptly to ensure that your shares will be represented at the Annual Meeting. If you do attend, you will, of course, be entitled to vote in person.

     Thank you, and I look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Stephen Hamblett
                                          --------------------
                                          STEPHEN HAMBLETT
                                          Chairman of the Board and
                                          Chief Executive Officer

                         THE PROVIDENCE JOURNAL COMPANY
                               75 FOUNTAIN STREET
                         PROVIDENCE, RHODE ISLAND 02902
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


     Notice is hereby given that the Annual Meeting of the Stockholders of The Providence Journal Company (the "Company") will be held at 12:00 Noon local time on May 8, 1996, at the offices of the Company, 75 Fountain Street, Providence, Rhode Island, for the purposes of considering and voting upon the following matters:


          (1) The election of four directors of the Company to serve a three-year term, and until their successors are elected and qualified.

          (2) A proposal to approve an amendment of the 1994 Providence Journal Employee Stock Option Plan to (a) increase the number of shares reserved for issuance thereunder from 3,750 to 8,000, (b) increase the maximum number of shares which may be issued to any one individual from 750 to 1,600 and (c) extend the term of the Plan for one additional year.

          (3) A proposal to approve an amendment of the 1994 Providence Journal Non-Employee Director Stock Option Plan to (a) increase from five to ten the number of shares of the Company's Class A Common Stock that are subject to option grants annually to each non-employee director, and (b) increase the number of shares of the Company's Class A Common Stock reserved for issuance thereunder from 400 to 530.


          (4) A proposal to amend the Company's Certificate of Incorporation (a) to decrease (i) the number of authorized shares of the Company's Class A Common Stock from 180,000,000 to 150,000,000 shares and (ii) the number of shares of the Company's Class A Common Stock reserved under the Certificate of Incorporation for issuance under the Rights Agreement (as herein defined) from 135,000,000 to 75,000,000 and the number of shares of the Company's Class B Common Stock reserved under the Certificate of Incorporation for issuance under the Rights Agreement from 35,118,750 to 23,412,500 and (b) to make certain other technical amendments.



          (5) A proposal to amend the Company's Certificate of Incorporation to eliminate the ability of stockholders to act by written consent.


          (6) The ratification of the selection by the Board of Directors of KPMG Peat Marwick LLP as independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1996.

          (7) Such other business as may properly come before the meeting or any adjournment thereof.

     Each holder of shares of Class A Common Stock shall have the right to one vote for each share held on all matters to be considered at the meeting. Each holder of shares of Class B Common Stock shall have the right to four votes for each share held on all matters to be considered at the meeting.

     The Board of Directors has fixed the close of business on Friday, March 29, 1996 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of such Stockholders will be available for inspection at the Company's headquarters during ordinary business hours for the ten-day period prior to the Annual Meeting.

     A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1995 accompanies this Notice of Meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, IN WHICH CASE ANY PREVIOUSLY SUBMITTED PROXY WILL BE RESCINDED.

                                          By Order of the Board of Directors

                                          /s/ Harry Dyson
                                          ---------------
                                          HARRY DYSON
                                          Secretary

April 24, 1996

Providence, Rhode Island

                         THE PROVIDENCE JOURNAL COMPANY

                               75 FOUNTAIN STREET
                         PROVIDENCE, RHODE ISLAND 02902

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 8, 1996

                              GENERAL INFORMATION


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Providence Journal Company (the "Company"), a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at the offices of the Company, located at 75 Fountain Street, Providence, Rhode Island, on May 8, 1996 at 12:00 Noon, and any adjournments thereof (the "Meeting").



     Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the four nominees for Director named herein, FOR the proposal to amend the 1994 Employee Stock Option Plan of the Company to increase the number of shares reserved for issuance thereunder from 3,750 to 8,000, to increase the maximum number of shares which may be issued to any one individual from 750 to 1,600 and to extend the term of the Plan for one additional year, FOR the proposal to amend the 1994 Non-Employee Director Stock Option Plan of the Company to increase the number of options granted each year to each Director from five to ten and increase the number of shares reserved for issuance thereunder from 400 to 530, FOR the proposal to amend the Company's Certificate of Incorporation to decrease the number of authorized shares of Class A Common Stock and to decrease the number of shares reserved under the Certificate of Incorporation for issuance under the Company's Rights Agreement and to make certain other technical amendments, FOR the proposal to amend the Company's Certificate of Incorporation to eliminate action by stockholders by written consent, and FOR the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending December 31, 1996. A proxy may be revoked by written instrument delivered to the Secretary of the Company at the above address at any time before the proxy is voted. Any Stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum at the Meeting. Under Delaware law, with respect to the tabulation of proxies, abstentions and broker non-votes (as defined below) are treated as present for purposes of constituting a quorum.


     Under the rules of the New York Stock Exchange (the "NYSE"), a broker non-vote generally occurs when beneficial owners have not provided their brokers with voting instructions with respect to matters deemed "non-routine" by the NYSE. While the Company's Common Stock (as hereinafter defined) is not listed on the NYSE, the Company believes that brokers who are members of the NYSE will follow such guidelines in determining whether they have authority to vote such shares. The election of directors and the ratification of the appointment of independent accountants are considered "routine" matters. Accordingly, brokers have the authority to vote on such proposals when they have not received instructions from beneficial owners. The proposals to amend the Certificate of Incorporation and to amend the option plans are considered "non-routine" matters and brokers who follow such guidelines are prohibited from voting shares held for beneficial owners on such proposals, without specific instructions from such beneficial owners. Accordingly, broker non-votes will not affect the vote on such proposals.

     With regard to the election of directors, votes may be cast in favor or withheld. Abstentions may not be specified with respect to the election of directors. Abstentions may be specified with respect to the amendment of the options plans, the amendments to the Certificate of Incorporation and the ratification of the selection of independent auditors, and will have the same legal effect as a vote against such proposals.


     The close of business on Friday, March 29, 1996 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of that date, the Company had 38,519 shares of Class A Common Stock, $1.00 par value ("Class A Common Stock"), and 46,817 shares of Class B Common Stock, $1.00 par value ("Class B Common Stock", and together with the Class A Common Stock, the "Common Stock"), outstanding and entitled to vote. Holders of Class A Common Stock are entitled to one vote per share, and holders of Class B Common Stock are entitled to four votes per share, on all matters to be voted on by Stockholders. This Proxy Statement and the accompanying proxy are being mailed on or about April 24, 1996 to all Stockholders entitled to notice of and to vote at the Meeting.


     The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram or telex by the Directors, officers or employees of the Company. No additional compensation will be paid to Directors, officers or employees for such solicitation.

     The Annual Report to Stockholders for the fiscal year ended December 31, 1995 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

                                  PRIOR EVENT

     On October 5, 1995, the Company consummated the transactions contemplated by (a) the Contribution and Assumption Agreement dated as of October 5, 1995 by and between Providence Journal Company ("Old Providence Journal") and the Company (the "Contribution and Assumption Agreement"), (b) the Agreement and Plan of Merger, dated as of November 18, 1994, as amended and restated as of August 1, 1995 (the "Merger Agreement"), by and among Continental Cablevision, Inc. ("Continental"), Old Providence Journal, the Company, King Holding Corp., a Delaware corporation and a subsidiary of Old Providence Journal ("KHC"), and King Broadcasting Company, a Washington corporation and a wholly-owned subsidiary of KHC ("KBC"), and (c) certain other related transactions.

     Pursuant to the terms of the Merger Agreement, prior to the "Contribution" (defined below), a subsidiary of Continental acquired all of the stock of King Videocable Company, a Washington corporation and wholly-owned subsidiary of KBC. In addition, immediately thereafter, Old Providence Journal acquired from various partnerships managed by Kelso & Company, Inc. the 50% of the capital stock of KHC which it did not already own.

     Pursuant to the terms of the Contribution and Assumption Agreement, Old Providence Journal then contributed all of its non-cable business (including, without limitation, all of the outstanding capital stock of KHC) to the Company, which then was a wholly-owned subsidiary of Old Providence Journal, and the Company assumed all of the liabilities related thereto (the "Contribution"). In exchange for the Contribution, the Company issued to Old Providence Journal a number of shares of the Company's Class A Common Stock and the Company's Class B Common Stock equal to the number of outstanding shares of Old Providence Journal Class A Common Stock and Old Providence Journal Class B Common Stock, respectively. Following the Contribution, Old Providence Journal distributed one share of the Company's Class A Common Stock to the holder of each share of Old Providence Journal Class A Common Stock and one share of the Company's Class B Common Stock to the holder of each share of Old Providence Journal Class B Common Stock, each as outstanding immediately prior to such distribution (the "Distribution"). The Contribution (and the assumption of liabilities by the Company in connection with the Contribution) and the Distribution are hereinafter collectively referred to as the "PJC Spin-Off".

     After completion of the PJC Spin-Off, Old Providence Journal, which following the PJC Spin-Off, held only Old Providence Journal's cable television businesses and assets, merged with and into Continental, with Continental as the surviving corporation (the "Merger").

     This Proxy Statement includes disclosure which does not differentiate between Old Providence Journal and the Company, since the Company is the successor to Old Providence Journal with respect to Old Providence Journal's publishing, broadcast television and television programming businesses.

             INTEREST OF CERTAIN PERSONS IN MATTER TO BE ACTED UPON

     In considering the recommendation of the Board of Directors of the Company, stockholders of the Company should be aware that the Board of Directors has certain interests in one of the Proposals to be acted upon at the Annual Meeting of Stockholders that may present the Directors with actual or potential conflicts of interest because of their participation in the 1994 Providence Journal Non-Employee Director Stock Option Plan (the "Director Option Plan").

     Proposal No. 2 calls for the approval of an amendment to the Director Option Plan that would provide each non-employee Director with an option to purchase ten additional shares of the Company's Class A Common Stock each year. Currently the Director Option Plan provides each non-employee Director with an option to purchase five additional shares of the Company's Class A Common Stock per year. See Proposal No. 2 herein.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of March 29, 1996 with respect to the shares of the Company's Class A Common Stock and Class B Common
Stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of either class of Common Stock; (ii) each Director of the Company; (iii) each executive officer required to be identified in the Summary Compensation Table appearing under Executive Compensation; and (iv) all
Directors and executive officers of the Company as a group. The number of shares beneficially owned by each stockholder, Director or executive officer is determined according to rules of the Securities and Exchange Commission (the
"SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. As a consequence, several persons may be deemed to be the "beneficial owners" of the same shares. Except as noted below, each holder has sole voting and investment power with respect to shares of the Company's Class A
Common Stock and/or Class B Common Stock listed as owned by such person or entity. When a person is a "co-trustee" or one of a number of Directors of a corporation that owns shares of the Company's Common Stock, he or she has shared voting and investment power.

                                                PERCENTAGE                    PERCENTAGE
                                 NUMBER OF          OF         NUMBER OF          OF
                                 SHARES OF     OUTSTANDING     SHARES OF     OUTSTANDING
                                 PROVIDENCE     PROVIDENCE     PROVIDENCE     PROVIDENCE
                                  JOURNAL        JOURNAL        JOURNAL        JOURNAL
 NAME AND ADDRESS                 CLASS A        CLASS A        CLASS B        CLASS B       AGGREGATE
OF BENEFICIAL OWNER             COMMON STOCK   COMMON STOCK   COMMON STOCK   COMMON STOCK   VOTING POWER
- -------------------             ------------   ------------   ------------   ------------   ------------
Rhode Island Hospital Trust
  National Bank(1)............      9,177          23.8%         12,587          26.9%          26.4%
  One Hospital Trust Tower
  Providence, RI 02903
Fiduciary Trust Company
  International(2)............      2,508           6.5%          3,124           6.7%           6.6%
  Two World Trade Center
  New York, NY 10048
Southland Communications,
  Inc.........................      2,416           6.3%          2,092           4.5%           4.8%
  127 Dorrance Street
  Providence, RI 02903
Helen D. Buchanan(3)..........      2,380           6.2%          2,248           4.8%           5.0%
  c/o Manasett Corporation
  127 Dorrance Street
  Providence, RI 02903

                                                PERCENTAGE                    PERCENTAGE
                                 NUMBER OF          OF         NUMBER OF          OF
                                 SHARES OF     OUTSTANDING     SHARES OF     OUTSTANDING
                                 PROVIDENCE     PROVIDENCE     PROVIDENCE     PROVIDENCE
                                  JOURNAL        JOURNAL        JOURNAL        JOURNAL
  NAME AND ADDRESS                CLASS A        CLASS A        CLASS B        CLASS B       AGGREGATE
OF BENEFICIAL OWNER             COMMON STOCK   COMMON STOCK   COMMON STOCK   COMMON STOCK   VOTING POWER
- -------------------             ------------   ------------   ------------   ------------   ------------
Murray S. Danforth, III(4)....      2,428           6.3%          2,308           4.9%           5.2%
  c/o Manasett Corporation
  127 Dorrance Street
  Providence, RI 02903
Esther E. M. Mauran(5)........      2,660           6.9%          2,402           5.1%           5.4%
  c/o Manasett Corporation
  127 Dorrance Street
  Providence, RI 02903
Frank Mauran(6)...............      4,458          11.6%          4,700          10.0%          10.3%
  c/o Manasett Corporation
  127 Dorrance Street
  Providence, RI 02903
Pauline C. Metcalf(7).........      3,020           7.8%          2,839           6.1%           6.4%
  c/o Manasett Corporation
  127 Dorrance Street
  Providence, RI 02903
Jane P. Watkins(8)............      2,353           6.1%          2,476           5.3%           5.4%
  c/o Manasett Corporation
  127 Dorrance Street
  Providence, RI 02903
NAME OF DIRECTOR/
EXECUTIVE OFFICER(9)
Stephen Hamblett..............        414           1.1%            148           0.3%           0.4%
Trygve E. Myhren..............        375           1.0%             --            --            0.2%
F. Remington Ballou...........         46           0.1%             24           0.1%           0.1%
Henry P. Becton, Jr...........         14           0.0%             --            --            0.0%
Fanchon M. Burnham (10).......        371           1.0%            376           0.8%           0.8%
Kay K. Clarke.................         --            --              --            --             --
Peter B. Freeman..............        316           0.8%            400           0.9%           0.8%
Benjamin P. Harris, III.......         47           0.1%             48           0.1%           0.1%
Paul A. Maeder (11)...........        180           0.5%            340           0.7%           0.7%
John W. Rosenblum.............         14           0.0%             --            --            0.0%
Henry D. Sharpe, Jr. (12).....          5           0.0%             --            --            0.0%
W. Nicholas Thorndike (13)....      5,077          13.2%          5,399          11.5%          11.8%
John W. Wall..................         49           0.1%             72           0.2%           0.1%
Patrick R. Wilmerding (14)....        468           1.2%            604           1.3%           1.3%
John A. Bowers................         26           0.1%             --            --            0.0%
Jack C. Clifford..............         86           0.2%             --            --            0.0%
John L. Hammond...............          3           0.0%             --            --             --
Directors and Executive
  Officers as a Group (25
  Persons)....................      7,522          19.5%          7,411          15.8%          16.5%

- ---------------

 (1) Rhode Island Hospital Trust National Bank ("Hospital Trust"), as a fiduciary, possesses sole voting and investment power as to 699 shares of Class A Common Stock and 2,528 shares of Class B Common Stock and shared voting and investment power as to 8,478 shares of Class A Common Stock and 10,059 shares of Class B Common Stock, under a number of wills, trusts and agency arrangements. A substantial majority of the shares so held are reflected elsewhere in this table, and include some of the shares reported as beneficially owned by Helen D. Buchanan, Frank Mauran, Esther E. M. Mauran, Pauline C. Metcalf and Jane P. Watkins. Also, Hospital Trust is a co-trustee of several trusts for the benefit of the family of the late Michael P. Metcalf holding 1,539 shares of Providence Journal Class A Common Stock and 1,900 shares of Providence Journal Class B Common Stock.

 (2) Fiduciary Trust Company International ("FTCI") acts as trustee of certain trusts created by Henry D. Sharpe, Jr. (a director of the Company) or his wife, Peggy Boyd Sharpe, which hold shares of the Company for the benefit of members of the Sharpe family. FTCI acts also as investment advisor for two members of the Sharpe family. FTCI shares voting and dispositive power with members of the Sharpe family as to 300 shares of Providence Journal Class A Common Stock. FTCI possesses sole voting and dispositive power as to 2,208 shares of Providence Journal Class A Common Stock and 3,124 shares of Providence Journal Class B Common Stock.

 (3) Helen D. Buchanan is co-trustee with Hospital Trust and her daughter, Jane
     P. Watkins, of the Helen M. Danforth 1935 Trust, which holds 2,216 shares of Providence Journal Class A Common Stock and 2,216 shares of Providence Journal Class B Common Stock; is co-trustee with Hospital Trust of the Helen M. Danforth 1941 Trust, which holds 27 shares of Providence Journal Class B Common Stock; is one of the directors of two corporations holding 156 shares of Providence Journal Class A Common Stock and 5 shares of Providence Journal Class B Common Stock; and holds 8 shares of Providence Journal Class A Common Stock through a revocable trust.

 (4) Murray S. Danforth, III owns 1,118 shares of Providence Journal Class A Common Stock and 1,050 shares of Providence Journal Class B Common Stock; is sole trustee of a trust for the benefit of his sister, which holds 1,130 shares of Providence Journal Class A Common Stock and 1,062 shares of Providence Journal Class B Common Stock; is co-trustee of a trust for the benefit of his sister which holds 164 shares of Providence Journal Class B Common Stock; is one of four co-trustees of the Murray S. Danforth, Jr. Grantor Trust No. 2 which holds 180 shares of Providence Journal Class A Common Stock and 12 shares of Providence Journal Class B Common Stock; and is co-trustee of the Manasett Corporation Retirement Plan, which holds 20 shares of Providence Journal Class B Common Stock.

 (5) Esther E. M. Mauran is one of the Directors of Southland Communications, Inc., which owns the shares indicated in the foregoing table. In addition, Mrs. Mauran owns 244 shares of Providence Journal Class A Common Stock and 310 shares of Providence Journal Class B Common Stock.

 (6) Frank Mauran, the husband of Esther E. M. Mauran, owns 40 shares of Providence Journal Class B Common Stock; is co-trustee with Hospital Trust (and another individual in one case) of several trusts created by Mrs. Mauran's father, George P. Metcalf, for the benefit of Mrs. Mauran and her sister, Pauline C. Metcalf, which trusts hold 3,528 shares of Providence Journal Class A Common Stock and 3,732 shares of Providence Journal Class B Common Stock; and is co-trustee of the Esther E. M. Mauran Family Trust, which holds 930 shares of Providence Journal Class A Common Stock and 928 shares of Providence Journal Class B Common Stock.

 (7) Pauline C. Metcalf is one of the Directors of Southland Communications, Inc., which owns the shares indicated in the foregoing table. In addition, through a revocable trust, Ms. Metcalf owns 604 shares of Providence Journal Class A Common Stock and 747 shares of Providence Journal Class B Common Stock.

 (8) Jane P. Watkins owns 117 shares of Providence Journal Class A Common Stock and 260 shares of Providence Journal Class B Common Stock; is a co-trustee with Hospital Trust and her mother, Helen D. Buchanan, of the Helen M. Danforth 1935 Trust, which holds 2,216 shares of Providence Journal Class A Common Stock and 2,216 shares of Providence Journal Class B Common Stock; and is co-trustee of a trust created by Mrs. Buchanan which holds 20 shares of Providence Journal Class A Common Stock.

 (9) Includes maximum number of shares subject to purchase within sixty days upon the exercise of stock options and, for Mr. Myhren, Restricted Stock Units, as follows: Mr. Hamblett, 38; Mr. Myhren, 272; Mr. Ballou, 5; Mr. Becton, 5; Ms. Burnham, 5; Mr. Freeman, 5; Mr. Harris, 5; Mr. Rosenblum, 5; Mr. Sharpe, 5; Mr. Thorndike, 5; Mr. Wall, 5; Mr. Wilmerding, 5; Mr. Bowers, 9; Mr. Hammond, 3; and Directors and Executive Officers as a Group, 397.

(10) Fanchon M. Burnham owns 117 shares of Providence Journal Class A Common Stock, 147 shares of Providence Journal Class B Common Stock, and holds vested options exercisable within sixty days to purchase an additional 5 shares of Providence Journal Class A Common Stock. She serves as a co-trustee of trusts for her brother, which hold 211 shares of Providence Journal Class A Common Stock and 189 shares of Providence Journal Class B Common Stock. In addition, Mrs. Burnham's children own a total of 38 shares of Providence Journal Class A Common Stock and 40 shares of Providence Journal Class B Common Stock.

(11) Paul A. Maeder is one of four co-trustees of the Murray S. Danforth, Jr. Grantor Trust No. 2 which holds 180 shares of Providence Journal Class A Common Stock and 12 shares of Providence Journal Class B Common Stock. He is co-trustee of two trusts, one for the benefit of Murray S. Danforth, III and the other for the benefit of Mr. Danforth's sister, with each trust holding 164 shares of Providence Journal Class B Common Stock.

(12) In addition to the shares shown in the table, the shares indicated as beneficially owned by Fiduciary Trust Company International are held by trusts for the benefit of Mr. Sharpe and members of his family.

(13) W. Nicholas Thorndike owns 144 shares of Providence Journal Class A Common Stock, 108 shares of Providence Journal Class B Common Stock, and holds vested options exercisable within sixty days to purchase an additional 5 shares of Providence Journal Class A Common Stock. He is a co-trustee of several trusts for the benefit of members of another family holding 2,512 shares of Providence Journal Class A Common Stock and 3,199 shares of Providence Journal Class B Common Stock. Mr. Thorndike is one of the Directors of Southland Communications, Inc., which owns the shares indicated in the foregoing table.

(14) Patrick R. Wilmerding owns 131 shares of Providence Journal Class A Common Stock, 288 shares of Providence Journal Class B Common Stock, and holds vested options exercisable within sixty days to purchase an additional 5 shares of Providence Journal Class A Common Stock. He is a co-trustee of several trusts for the benefit of his family holding 332 shares of Providence Journal Class A Common Stock and 316 shares of Providence Journal Class B Common Stock.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation and By-Laws provide for a classified Board of Directors. The Board of Directors currently consists of fourteen members, classified into three classes as follows: Henry D. Sharpe, Jr., Peter B. Freeman, F. Remington Ballou and Benjamin P. Harris, III constitute a class with a term which expires at the upcoming Meeting (the "Class III Directors"); John W. Wall, W. Nicholas Thorndike, Henry P. Becton, Jr., Paul
A. Maeder and Trygve E. Myhren constitute a class with a term ending in 1997 (the "Class II Directors"); and Stephen Hamblett, Patrick R. Wilmerding, John W. Rosenblum and Fanchon M. Burnham constitute a class with a term ending in 1998 (the "Class I Directors"). Mr. Sharpe will retire from the Board at the Annual Meeting. Kay K. Clarke, who was elected as a Director by vote of the Board of Directors on October 25, 1995, will stand for election as a Class III Director.

     The persons named below have been nominated for election at the Annual Meeting as Directors of the Company. The Directors who are elected shall hold office for a term of three years or until their respective successors shall have been duly elected and qualified. Nominees for directors will be elected by a plurality of the vote present in person or represented by proxy at the Annual Meeting, a quorum being present.

     All nominees are members of the present Board. Each of the nominees for Director has consented to being named a nominee in this Proxy Statement and has agreed to serve as a Director, if elected at the Annual Meeting. It is the intention of the persons named in the proxy to vote for the following nominees. Although management does not expect that any of the persons named above will be unable to serve as a Director, should any of them be unable to accept election, it is intended that the proxies will be voted for the election of a substitute nominee selected by the persons named in the proxy.


NOMINEES FOR DIRECTOR:


                                                                               DIRECTOR
NAME                                         PRINCIPAL OCCUPATION                SINCE
- ----                                         --------------------              --------
F. Remington Ballou..............  President & Chief Executive Officer,          1985
                                   B.A.   Ballou & Co., Inc.
Kay K. Clarke....................  Management Consultant                         1995
Peter B. Freeman.................  Corporate Director and Trustee                1981
Benjamin P. Harris, III..........  Senior Partner, Edwards & Angell              1985

     F. Remington Ballou, 67, is Chief Executive Officer of B. A. Ballou & Co., Inc., a jewelry manufacturing company, where he has been employed since 1965. Mr. Ballou is also a Director of Keyport Life Insurance Co., a subsidiary of Liberty Mutual Insurance Company, and of Hospital Trust.

     Kay K. Clarke, 57, is President of Templeton, Ltd., a management consulting firm. Prior to that, Ms. Clarke was President of the Micromarketing Division and Senior Vice President -- Business Development for ADVO, Inc., which she joined in 1990, from McGraw-Hill, Inc., where she was Executive Vice President. Ms. Clarke is also a Director of Guardian Life Insurance Company of America, Age Wave, Inc. and Lumex, Inc.

     Peter B. Freeman, 63, has been self-employed during the past five years as a corporate director and trustee, including serving as a Director of Blackstone Valley Electric Company, AMICA Mutual Insurance Company and AMICA Life Insurance Company, a trustee of Eastern Utilities Associates, as well as a trustee or director of ten investment companies managed by Scudder, Stevens & Clark.

     Benjamin P. Harris, III, 59, has been a partner in the law firm of Edwards & Angell, Providence, Rhode Island, since 1969 and has practiced law with the firm since 1961. Mr. Harris is also a Director of The Providence Mutual Fire Insurance Company.

DIRECTORS CONTINUING IN OFFICE:

     The persons named below are continuing in office as Directors of the Company.

     Stephen Hamblett, 61, is Chairman of the Board and Chief Executive Officer of the Company and Publisher of the Journal-Bulletin newspapers. He has served in such capacities since 1987. Mr. Hamblett was first employed by the Company in 1957 in its advertising department and has been continuously employed by the Company since that time, serving as Assistant Vice President for Administration, Vice President -- Marketing, Vice President -- Marketing and Corporate Development, Executive Vice President and President and Chief Operating Officer before assuming his current positions. He has been a Director of the Company since 1985. Mr. Hamblett also serves on the Board of Directors of Continental Cablevision, Inc., the Associated Press and the Inter American Press Association.

     Henry P. Becton, Jr., 52, has been President and General Manager of WGBH Education Foundation, the operator of public television and radio stations in Massachusetts and producer of educational broadcast and non-broadcast programming and software, since 1984. Mr. Becton has been a Director of the Company since 1992. He is also a Director of Becton Dickinson and Company and is a trustee or Director of six investment companies managed by Scudder, Stevens & Clark.

     Fanchon M. Burnham, 51, has been a partner in the accounting firm of F. M. Burnham and Associates (formerly Brooks/Burnham) in Washington, D.C., since 1985. Ms. Burnham has been a Director of the Company since 1992.

     Paul A. Maeder, 42, is Managing General Partner of Highland Capital Partners, where he manages the firm's technology investments. Before joining Highland in 1988, Mr. Maeder was a general partner at Charles River Ventures. Mr. Maeder is also a Director of Avid Technology Corporation, The Dodge Group, SQA, Inc., HighGround Systems Inc. and PureSpeech, Inc. Mr. Maeder has been a Director of the Company since 1995.

     Trygve E. Myhren, 59, was President and Chief Operating Officer of the Company from 1990 until his recent resignation effective March 31, 1996. From 1981 to 1988, Mr. Myhren was Chairman and Chief Executive Officer of American Television and Communications Corporation (now Time-Warner Cable). Mr. Myhren was a member of the Board of Directors of the National Cable Television Association from 1980 to 1991 and served as its Chairman in 1986 and 1987. Prior to joining the Company, Mr. Myhren served as President and Chief Executive Officer of Myhren Media and General Partner of Arizona & Southwest Cable from 1988 to 1990. Mr. Myhren is currently a Director of Advanced Marketing Services, Inc., Peapod, LP, Cable Labs and Continental Cablevision, Inc. Mr. Myhren has been a Director of the Company since 1994.

     John W. Rosenblum, 52, became the Tayloe Murphy Professor of Business Administration at the Darden School of Business, University of Virginia, in 1993. From 1982 to 1993, Mr. Rosenblum was the Dean of the Darden School of Business. Mr. Rosenblum serves on the Board of Directors of Cadmus Communications Corp., Chesapeake Corporation, Comdial Corporation, Cone Mills Corporation and T. Rowe Price Associates. He has been a Director of the Company since 1992.

     W. Nicholas Thorndike, 63, has been a Director of the Company since 1984. Mr. Thorndike serves as a corporate Director or trustee of a number of organizations, including Bradley Real Estate, Inc., Courier Corporation, Data General, Eastern Utilities Associates and The Putnam Funds. He also serves as a trustee of Massachusetts General Hospital, having served as Chairman of the Board from 1987 to 1992 and President from 1992 to 1994. In February 1994 he accepted appointment as a successor trustee of private trusts in which he has no beneficial interest, and concurrently became, serving until October 1994, Chairman of the Board of two privately owned corporations controlled by such trusts that filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in August 1994.

     John W. Wall, 71, retired as Vice-Chairman of Hospital Trust, Providence, Rhode Island in 1986. Mr. Wall had been with Hospital Trust since 1946. He returned to Hospital Trust at management's request to serve as Chairman and Chief Executive Officer from 1991 to 1992. Since 1992 Mr. Wall has served as Vice-Chairman of Hospital Trust. Mr. Wall has served as Director of the Company since 1975.

     Patrick R. Wilmerding, 53, has been a Director of the Company since 1979. Mr. Wilmerding has been chairman of Private Signals, Inc., an import/export company, since 1994. Prior to that, he served as a Division Executive with The First National Bank of Boston. Mr. Wilmerding is a Director of the Indian Opportunities Fund and a Trustee of five U.S. Business Trusts managed by Martin Currie Investment Management Ltd.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Company's Board of Directors held a total of 12 meetings during 1995. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board and all Committees on which he or she served.

     The standing committees of the Board of Directors of the Company are an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. The functions of each of these four committees are described and the members of each are listed below.

     The Executive Committee has authority to exercise substantially all authority of the Board of Directors with specific exceptions provided by law and the Company's By-Laws. The members of the Executive Committee are Henry D. Sharpe, Jr., Chairman, Patrick R. Wilmerding, W. Nicholas Thorndike, John W. Wall and Stephen Hamblett. This Committee held four meetings in 1995.

     The Audit Committee reviews the Company's audit plan, the scope of activities of the independent auditors and of internal auditors, the results of the audit after completion, and the fees for services performed during the year. The Audit Committee also recommends to the Board of Directors the firm to be appointed as independent auditors. During portions of some meetings this Committee meets with representatives of the independent auditors without any officers or employees of the Company present. The members of the Audit Committee are Peter B. Freeman, Chairman, Fanchon M. Burnham, John W. Rosenblum, Henry P. Becton, Jr., Kay K. Clarke and Paul A. Maeder. This Committee held three meetings in 1995.

     The Compensation Committee administers the Company's Incentive Compensation Plan, Stock Option Plans and retirement and benefit plans, determines the compensation of key officers of the Company and authorizes and approves bonus-incentive compensation programs for executive personnel. The members of the Compensation Committee are John W. Rosenblum, Chairman, F. Remington Ballou and W. Nicholas Thorndike. This Committee held three meetings in 1995.

     The Nominating Committee considers and recommends to the Board nominees for possible election to the Board of Directors and considers other matters pertaining to the size and composition of the Board of Directors and its Committees. The members of the Nominating Committee are Henry P. Becton, Jr., Chairman, Fanchon M. Burnham and Patrick R. Wilmerding. The Nominating Committee gives appropriate consideration to qualified persons recommended by stockholders if such recommendations are accompanied by information sufficient to enable the Nominating Committee to evaluate the qualifications of the persons recommended. This Committee held four meetings in 1995.

COMPENSATION OF DIRECTORS

     The Board of Directors of the Company is comprised of fourteen Directors, one of whom is a salaried employee of the Company. Directors who are full-time employees of the Company receive no additional compensation for services rendered as a Director. The members of the Company's Board of Directors who are not officers of the Company receive an annual retainer of $10,000 and a fee of $950 for each meeting attended, which amount has been increased to $1,250 in 1996 as a result of the Board's decision to reduce from ten to six the number of meetings but increase their length from a half day to four full day meetings and strategic meetings in December and July lasting one full day and two full days, respectively. The Company also pays each Director who is not an officer of the Company a fee of $750 for each Board Committee meeting attended. In addition, the Chairmen of the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating Committee of the Company's Board of Directors receive an annual retainer of $3,000, $2,500, $2,500 and $1,000, respectively. Directors who reside outside the Providence area are reimbursed for their travel expenses incurred in connection with attendance at meetings of the Company's Board of Directors.

     The Directors of the Company are participants in the Company's Incentive Stock Units Plan ("IUP"). At December 31, 1994, the Directors held 658 Stock Units. Upon the liquidation of eighty-five percent of the Stock Units in the IUP, which occurred prior to the consummation of the merger of Old Providence Journal with Continental, the Directors were paid an aggregate amount of $3,610,263 in a combination of cash and stock. The payout related to the liquidation of the remaining fifteen percent of the Stock Units in the IUP is anticipated in the second half of 1996. (See footnote (1) to table, "Aggregated SAR Exercises in Last Fiscal Year and Year-End SAR Values")

     Under the Director Option Plan, an option to purchase five shares of the Company's Common Stock is granted to each Non-Employee Director upon commencing his or her service on the Board. An option to purchase an additional five shares is granted to each such director on October 1st of each subsequent year the Plan is in effect. The exercise price for each option is the fair market value of the Company's Common Stock on the date of grant. Each option is exercisable after the expiration of one year following the date of grant. (See "Proposal No.
2 -- A Proposal to Amend the 1994 Non-Employee Director Stock Option Plan").

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The law firm of Edwards & Angell, of which Mr. Harris is a partner, regularly performs legal services for the Company. Edwards & Angell has acted as the Company's principal counsel for over 60 years.

EXECUTIVE OFFICERS


     The following persons are the executive officers of the Company:
                   NAME                      AGE                    PRESENT OFFICE
                   ----                      ---                    --------------
Stephen Hamblett...........................  61    Chairman of the Board, Chief Executive Officer
                                                     and Publisher
Jack C. Clifford...........................  62    Executive Vice President -- Broadcasting,
                                                     Programming & Electronic Media
Howard G. Sutton...........................  46    Senior Vice President & General Manager --
                                                     Publishing
John L. Hammond............................  50    Vice President -- General Counsel & Chief
                                                     Administrative Officer
Thomas N. Matlack..........................  31    Vice President -- Finance & Chief Financial
                                                     Officer
John A. Bowers.............................  43    Vice President -- Human Resources
John E. Hayes..............................  54    Vice President -- Television
Michael B. Isaacs..........................  49    Vice President -- Government and Corporate
                                                     Relations
Paul H. McTear, Jr.........................  47    Vice President -- Finance and Business
                                                     Development -- Broadcasting, Programming &
                                                     Electronic Media
Joel P. Rawson.............................  52    Vice President and Executive Editor
Joel N. Stark..............................  51    Vice President -- Publishing Development and
                                                     Marketing
Harry Dyson................................  59    Treasurer and Secretary

     Each executive officer is elected annually and serves at the pleasure of the Board of Directors.

     Jack C. Clifford, 62, has been Executive Vice President -- Broadcasting, Programming & Electronic Media since April 1, 1996. Prior to that, Mr. Clifford had been Vice President -- Broadcasting & Telecommunications since September, 1995 and, before that, Vice President -- Broadcasting and Cable Television since 1982.

     Howard G. Sutton, 46, has been Senior Vice President & General Manager-Publishing since April 1, 1996. Prior to that, Mr. Sutton was Vice President & General Manager since 1994 and Vice President-Administration since 1987.

     John L. Hammond, 50, has been Vice President -- General Counsel & Chief Administrative Officer since April 1, 1996. Prior to that, Mr. Hammond had been Vice President -- Legal since October, 1992. Mr. Hammond was Vice President, General Counsel and Secretary of Landstar System, Inc. from 1989 to

1992. Prior to that, Mr. Hammond was employed by The Singer Company for ten years and was Deputy General Counsel at the time of his departure.

     Thomas N. Matlack, 31, was appointed Chief Financial Officer of the Company on April 1, 1996. Since September, 1995, Mr. Matlack has been Vice
President -- Finance. From 1992 to 1995, Mr. Matlack was Director -- Financial Planning and Analysis of the Company. Prior to that, Mr. Matlack was employed by Houghton-Mifflin Company in various strategic and financial positions and by Goldman, Sachs & Co.

     John A. Bowers, 43, has been Vice President -- Human Resources since November, 1990. Prior to that time, Mr. Bowers served in various Human Resources positions with the Company and its subsidiaries since 1980.

     John E. Hayes, 54, has been Vice President -- Television since April 1, 1996. Prior to that, Mr. Hayes had been Vice President -- Television of the Company's Broadcasting Division since 1992 and, before that, had been President and General Manager of the Company's television station in Charlotte, North Carolina since 1989.

     Michael B. Isaacs, 49, has been Vice President -- Government and Corporate Relations since April 1, 1996. Prior to that, Mr. Isaacs had been Vice President -- Government Affairs and Public Policy of the Company's Broadcasting and Telecommunications Division since 1994 and, before that, had been Director of Government Affairs & Public Policy of the Company since 1991.

     Paul H. McTear, Jr., 47, has been Vice President -- Finance and Business Development -- Broadcasting, Programming & Electronic Media since April 1, 1996. Prior to that, Mr. McTear had been Vice President -- Finance and Business Development of the Company's Broadcasting and Telecommunications Division since October 1, 1995. Mr. McTear had been Vice President -- Finance and Business Affairs of the Company's Broadcasting and Cable Television Division since June, 1995 and, before that, was Executive Director -- Finance of the Company's Broadcasting and Cable Television Division.

     Joel P. Rawson, 52, became Vice President and Executive Editor on January 1, 1996. Prior to that, Mr. Rawson had been Deputy Executive Editor since 1989.

     Joel N. Stark, 51, is currently Vice President -- Publishing Development and Marketing, a position he has held since 1988.

     Harry Dyson, 59, a certified public accountant, is currently Treasurer and Secretary, a position he has held since 1986.


EXECUTIVE COMPENSATION

     The following table sets forth for the fiscal years ended December 31, 1995, 1994 and 1993 information regarding compensation paid by the Company and its predecessor, Old Providence Journal, to the Chief Executive Officer and the Company's other four most highly compensated executive officers (the "Named
Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                          LONG-TERM
                                                                                       COMPENSATION(1)
                                                   ANNUAL COMPENSATION             ------------------------
                                          -------------------------------------    RESTRICTED    SECURITIES
                                                                   OTHER ANNUAL      STOCK       UNDERLYING     ALL OTHER
NAME AND                                                           COMPENSATION      AWARDS       OPTIONS      COMPENSATION
PRINCIPAL POSITION                YEAR    SALARY($)    BONUS($)       (2)($)         (3)($)       (# SHS.)        (4)($)
- ------------------                ----    ---------    --------    ------------    ----------    ----------    ------------
Stephen Hamblett................  1995    $600,000     $390,000      $    --      $       --         150         $    702
  Chairman, Chief Executive       1994     600,000      360,000           --              --         150              702
  Officer and Publisher           1993     600,000      360,000           --       1,013,800          --           30,702

Trygve E. Myhren(5).............  1995     500,000      325,000           --              --         115              702
  President and Chief             1994     500,000      300,000           --              --         115              702
  Operating Officer               1993     500,000      300,000       51,949         762,200          --           25,702

Jack C. Clifford................  1995     260,000      169,000           --              --          65              702
  Executive Vice President --     1994     260,000      171,000       47,481              --          55          544,702
  Broadcasting, Programming &     1993     260,000      156,000           --         407,000          --              702
  Electronic Media

John A. Bowers..................  1995     180,000      117,000           --              --          40              702
  Vice President -- Human         1994     180,000      108,000       52,544              --          35              702
  Resources                       1993     180,000      108,000           --         273,800          --            9,702

John L. Hammond.................  1995     155,000      147,000 (6)       --              --          40              702
  Vice President -- General       1994     148,000       74,200 (6)       --              --          10              702
  Counsel & Chief                 1993     140,000       56,000 (6)       --         199,800          --           30,846
  Administrative Officer


- ---------------

(1) All participants, including the Named Executive Officers, in the Employee Option Plan, Director Option Plan and Restricted Stock Unit Plan previously were to receive additional payments in cash or shares of the Company's Class A Common Stock reflecting any increase in the price of Continental Class A Common Stock established after a public offering thereof or in certain other circumstances. As a result of a planned merger of Continental with US West, Inc. ("US West"), jointly announced by those companies on February 27, 1996, participants in these plans now may receive such additional payments, option price adjustments or shares subject to options based on the increased price of Continental Class A Common Stock reflected in the planned merger. (See footnote (1) to table, "Aggregated SAR Exercises in Last Fiscal Year and Year-End SAR Values".)


(2) This column includes the aggregate incremental cost to the Company of providing various perquisites and personal benefits. Includes automobile purchase allowances in 1994 for Mr. Clifford and Mr. Bowers of $21,702 and $31,540, respectively. During 1993, Mr. Myhren was granted an allowance to purchase a vehicle including tax reimbursement for $23,148.

(3) This column shows the market value of Restricted Stock Unit awards made pursuant to the Providence Journal Restricted Stock Unit Plan on the date of grant, which was October 1, 1993, to senior officers of the Company including the executives listed on the table above. Restricted stock units will be completely vested on October 1, 1996. The number of restricted stock unit holdings at the end of 1995 were for Mr. Hamblett, 327 units; Mr. Myhren, 245 units; Mr. Clifford, 131 units; Mr. Bowers, 88 units; and Mr. Hammond, 64 units. The value of each unit, based upon the most recent independent appraisal of the Class A Common Stock conducted in September, 1995, is $5,072. Dividends are added to the awards as and when declared, but have not been accrued in the listed valuation.

(4) The amount shown for Mr. Clifford in 1994 includes a payout of $544,000 pursuant to a previous deferred bonus arrangement. The amounts shown for 1993 include Old Providence Journal Class A Common Stock granted in lieu of salary increases in 1993 to Mr. Hamblett, Mr. Myhren, and Mr. Bowers in the amounts of $30,000, $25,000, and $9,000, respectively. The remaining amounts shown in the table are amounts contributed under the Journal 401(k) Plan as described below under the caption "Retirement Benefits". The amount shown for Mr. Hammond in 1993 includes $30,142 in moving expenses.


(5) Resigned from the Company effective March 31, 1996. See "Termination of Employment and Change in Control Agreements" for a discussion of payments made to Mr. Myhren upon his resignation.

(6) Includes deferred compensation.

     The following table sets forth stock options granted October 1, 1995 to the Named Executive Officers pursuant to the 1994 Employee Stock Option Plan (the
"Employee Option Plan").

                     OPTION/SAR GRANTS IN FISCAL YEAR 1995

                                                                                     POTENTIAL REALIZABLE
                                              INDIVIDUAL GRANTS                        VALUE AT ASSUMED
                             ---------------------------------------------------        ANNUAL RATES OF
                             NUMBER OF     PERCENT OF                                     STOCK PRICE
                             SECURITIES   TOTAL OPTIONS                                APPRECIATION FOR
                             UNDERLYING    GRANTED TO     EXERCISE                      OPTION TERM(3)
                              OPTIONS     EMPLOYEES IN      PRICE     EXPIRATION   -------------------------
NAME                         GRANTED(1)    FISCAL YEAR    ($/SH)(2)      DATE       5%($)           10%($)
- ----                         ----------   -------------   ---------   ----------   --------       ----------
Stephen Hamblett...........      150           19%         $ 5,072      10/04/05   $478,500       $1,212,450
Trygve E. Myhren...........      115           14%           5,072      10/04/05    366,850          929,945
Jack C. Clifford...........       65            8%           5,072      10/04/05    207,350          525,395
John A. Bowers.............       40            5%           5,072      10/04/05    127,600          323,320
John L. Hammond............       40            5%           5,072      10/04/05    127,600          323,320

- ---------------
(1) The options are non-qualified stock options and become exercisable in four equal annual installments beginning October 1, 1996. All options become exercisable immediately upon a change of control (as defined in the Employee Option Plan).

(2) The per share option exercise price represents the fair market value of the Company's Class A Common Stock at the date of grant. In accordance with the terms of the Employee Option Plan, the Committee used the most recent valuation by an independent appraisal firm as the basis to determine the fair market value inasmuch as the Company's shares are not traded on a public market.

(3) The dollar amounts under these columns result from calculations at the 5% and 10% assumed appreciation rate set by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Class A Common Stock price. At the 5% and 10% assumed appreciation rate the price per share of the Company's Class A Common Stock would be $8,262 and $13,155, respectively.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1995
                       AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                            SHARES                       UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                          ACQUIRED ON      VALUE      OPTIONS AT FISCAL YEAR-END(#)       FISCAL YEAR-END ($)
NAME                      EXERCISE(#)   REALIZED(1)     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE(1)
- ----                      -----------   -----------   -----------------------------   ----------------------------
Stephen Hamblett........       --         $    --                 38/262                    $167,580/$493,920
Trygve E. Myhren........       --              --                115/115                     507,150/       0
Jack C. Clifford........       14          61,740                  0/106                           0/ 180,810
John A. Bowers..........       --              --                  9/ 66                      39,690/ 114,660
John L. Hammond.........       --              --                  3/ 47                      13,230/  30,870

- ---------------
(1) The amounts in these columns are calculated using the difference between the fair market value of the Company's Common Stock at the end of the Company's 1995 fiscal year (using the most recent appraisal of the Class A Common Stock) and the option exercise prices.

                  AGGREGATED SAR EXERCISES IN FISCAL YEAR 1995
                         AND FISCAL YEAR-END SAR VALUES

                                                                             NUMBER OF       VALUE OF
                                                STOCK UNITS      VALUE       RETAINED        RETAINED
NAME                                            LIQUIDATED    REALIZED(1)   STOCK UNITS   STOCK UNITS(1)
- ----                                            -----------   -----------   -----------   --------------
Stephen Hamblett..............................     1,252      $12,474,965       220         $2,201,464
Trygve E. Myhren..............................       678        4,720,747       120            833,073
Jack C. Clifford..............................       448        4,086,289        79            721,110
John A. Bowers................................       158          759,366        28            134,006
John L. Hammond...............................        --               --        --                 --

- ---------------
(1) Eighty-five percent of the Stock Units in the Company's IUP were liquidated upon completion of an independent appraisal of the Class A Common Stock of Old Providence Journal with respect to Old Providence Journal's non-cable assets (the "Company Appraisal"), which was completed prior to the Merger. (See above, under "Prior Event" for a brief description of the merger of Old Providence Journal with Continental.) Each of the Stock Units of an IUP participant was valued in an amount equal to the sum of (i) the price ascribed to a share of the Company's Common Stock as determined by the Company Appraisal and (ii) the price ascribed to a share of Continental Common Stock received by the Old Providence Journal shareholders (the "Continental Merger Stock") on the date of the closing of the Merger, which was $19.40 per share (the "Continental Closing Share Value"). IUP participants received a combination of cash and Old Providence Journal Class A Common Stock, net of tax obligations, in the liquidation of eighty-five percent of the Stock Units. The Old Providence Journal Class A Common Stock received by IUP participants was exchanged for Continental Merger Stock and the Company's Class A Common Stock in connection with the Merger and the PJC Spin-Off. The remaining obligations regarding the IUP, including the Stock Units that were not liquidated (the "Retained Stock Units") were transferred to and assumed by the Company. Each of the Retained Stock Units will be valued based upon the sum of (a) the fair market value of a share of Continental Class A Common Stock determined as described below (the "Continental Share Value"), and (b) the value of the Company's Common Stock determined in the Company Appraisal. The Retained Stock Units will be liquidated by payment in cash or the Company's Common Stock to the IUP participants promptly after determination of the Continental Share Value. If the Continental Share Value is less than the Continental Closing Share Value at the time the Continental Share Value is determined, an amount equal to the shortfall shall be deducted from the amount to be paid with respect to the Retained Stock Units. Alternatively, if, at the time of such payment, the Continental Share Value is more than the Continental Closing Share Value, the IUP participants will be paid in cash or the Company's Class A Common Stock an amount equal to the incremental amount, if any, that would have been due each IUP participant had the Continental Share Value been used instead of the Continental Closing Share Value in the valuation of Stock Units in connection with the liquidation of eighty-five percent of the Stock Units. At the time of such payment, all obligations regarding the IUP will have been finally and fully satisfied. Previously, the Continental Share Value was to be determined after the earlier of a public offering of Continental Class A Common Stock or the issuance by Continental of shares of its capital stock for aggregate consideration of not less than $1 billion and, if neither event occurred within eighteen months of the closing of the Merger, the Continental Share Value was to be determined by independent appraisal. Since consummation of the Merger, Continental has agreed to merge with US West. Accordingly, pursuant to a resolution of the Compensation Committee of the Company's Board of Directors, the Continental Share Value has been re-defined as the amount received by the holders of Continental's Class A Common Stock upon consummation of the merger between Continental and US West or, if the merger agreement between Continental and US West shall be terminated, the average of the closing prices for Continental Class A Common Stock during the last 20 trading days during the first 90 days after the last to occur of the following: (a) termination of the merger agreement between Continental and US West; or (b) listing of Continental's Class A Common Stock on the NASDAQ National Market System or on a national securities exchange.

RETIREMENT BENEFITS

                               PENSION PLAN TABLE

                                                             YEARS OF SERVICE AT RETIREMENT
EARNINGS CREDITED FOR                                 --------------------------------------------
 RETIREMENT BENEFITS                                     10          15          20          25
- ---------------------                                 --------    --------    --------    --------
  150,000...........................................    28,177      42,265      53,353      70,442
  200,000...........................................    38,177      57,265      76,353      95,442
  300,000...........................................    58,177      87,265     116,353     145,442
  400,000...........................................    78,177     117,265     156,353     195,442
  500,000...........................................    98,177     147,265     196,353     245,442
  600,000...........................................   118,177     177,265     236,353     295,442
  700,000...........................................   138,177     207,265     276,353     345,442
  800,000...........................................   158,177     237,265     316,353     395,442
  900,000...........................................   178,177     267,235     356,353     445,442
1,000,000...........................................   198,177     297,265     396,353     495,442
1,100,000...........................................   218,177     327,265     436,353     545,442
1,200,000...........................................   238,177     357,265     476,353     595,442

     The Company maintains a retirement income plan (the "Providence Journal Pension Plan") which is a funded, qualified, non-contributory, defined benefit plan that covers all employees, including executive officers, of the Company and its subsidiaries. The Providence Journal Pension Plan provides benefits based on the participant's highest average salary for the 60 consecutive months within the ten years last served with the Company prior to retirement and the participant's length of service. The amounts payable under the Providence Journal Pension Plan are in addition to any Social Security benefit to be received by a participant. The Providence Journal Pension Plan benefit vests upon completion of five years of service with the Company.

     As of December 31, 1995, the Named Executive Officers have the following years of credited service with Providence Journal for purposes of the Providence Journal Pension Plan: Mr. Hamblett, 38 years; Mr. Myhren, 5 years; Mr. Clifford, 17 years; Mr. Bowers, 16 years; and Mr. Hammond, 3 years. However, for purposes of calculating their retirement benefit in the above table, the Supplemental Retirement Plan discussed below requires that Mr. Myhren and Mr. Clifford be deemed to have been employed with the Company since age 35. The resulting benefit for each of these two executive officers would be reduced by an amount which represents the estimate of benefits under the provisions of the Providence Journal Pension Plan based upon the executive officer's years of service with prior employers. (See discussion of Supplemental Retirement Plan, below.)

     The amounts shown in the table above have been calculated without reference to the maximum limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code") on benefits which may be paid, or on compensation that may be recognized under a qualified defined benefit plan. The amounts include the estimated total annual retirement benefits that would be paid from the Providence Journal Pension Plan and, if applicable, the Excess Benefit Plan and the Supplemental Retirement Plan.

     The Company has established an Excess Benefit Plan to provide pension benefits for certain employees, including the Named Executive Officers. The Excess Benefit Plan provides that each participant will receive benefits thereunder equal to the difference between the amount such participant is entitled to receive under the Providence Journal Pension Plan and the amount he or she would have been entitled to receive without regard to the maximum limitations imposed by the Code. Participants will be vested under the Excess Benefit Plan according to the same vesting provisions as the Providence Journal Pension Plan. The Excess Benefit Plan is unfunded.

     The Company has also established a Supplemental Retirement Plan to provide full retirement benefits (less an imputed benefit for service with previous employers) for any of the five top executive officers of the Company who retire as employees of the Company and who would not otherwise receive full pension benefits because of a shortened length of service with the Company. The Supplemental Retirement Plan is unfunded.

"Covered Compensation" for the Named Executive Officers under the Supplemental Retirement Plan is the total of their salary and bonus payments shown in the Summary Compensation Table, above.

     The Company has established the Journal Qualified Compensation Deferral Plan (the "Journal 401(k) Plan") to provide a savings incentive for employees. The Journal 401(k) Plan involves a contribution of up to $10.50/week by the Company for each participating employee and a matching contribution of $3 per week for each participant who deducts 2% to 15% of pre-tax income. Employees who have completed six months of service with the Company, including the Named Executive Officers, are eligible to participate in the Journal 401(k) Plan.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

     On October 11, 1993, the Company entered into an agreement with certain executive officers of the Company, including the Named Executive Officers, which agreements become effective upon a change in control of the Company.

     In the event of a change of control, each of the agreements with Messrs . Hamblett, Myhren, Clifford and Bowers provides a three-year term of employment with responsibilities, compensation and benefits at least commensurate with those experienced by such officer during the prior six months. If terminated involuntarily, the individual is entitled to 299% of the highest annual base salary and average bonus received during the prior three years (the "Maximum Severance") as a lump sum severance payment. The agreement with Mr. Hammond provides for a two year term and severance of 150% of the highest annual base salary and average bonus received during the prior three years. In the event of a voluntary resignation, the agreement provides a severance benefit equal to six months of base salary. Dismissal of the officer for cause results in no severance payment to the individual.

     On October 11, 1993, in a supplemental letter agreement, the Company agreed to pay the Maximum Severance to Messrs. Hamblett, Myhren, Clifford and Bowers (or a lesser severance for certain other executives) in the event any of these executives were to be involuntarily terminated as a result of a corporate restructuring even if prior to a change of control. However, the Maximum Severance (or such lesser severance) will not apply in the case of termination for cause, for unsatisfactory performance or as a result of a reduction in staff for economic reasons. The Change of Control Agreements specify that if the Company seeks to retain the executive subsequent to the restructuring, even with diminished responsibilities, and such executive declines, a severance payment from the Company to the executive would be discretionary.

     The maximum amount that could be payable to all 20 executives pursuant to the Change of Control Agreements and the supplemental letter agreements based upon the requisite percentage of base salary and bonus, in the event that each such executive were to be terminated because of a change of control of the Company, is approximately $11 million.

     On February 9, 1996, the Company entered into an agreement with Trygve E . Myhren in connection with his resignation effective March 31, 1996 (the "Effective Date") as President and Chief Operating Officer. This agreement provided for severance payments of $2,434,100. In addition, this Agreement provided that Mr. Myhren's 1994 grant of 115 stock options under the Employee Stock Option Plan would become fully vested and exercisable as of the Effective Date and that his 245 Stock Units under the Restricted Stock Unit Plan would become fully vested and would be distributed to him in shares of the Company, net of tax obligations. The agreement also provided for Mr. Myhren to receive distributions under the IUP on the same basis as all other participants and that he would receive a retirement benefit of $143,735 per year commencing at age 65 pursuant to the Company's Supplemental Retirement Plan. The agreement also covers certain continuing relationships between Mr. Myhren and the Company. Mr. Myhren will continue to serve as a member of the Board of Directors of the Company and as the Company's representative on the Board of Directors of Peapod, L.P., in which the Company has an interest of approximately 17%. Also, Mr. Myhren will serve, along with Stephen Hamblett, the Company's Chairman and Chief Executive Officer, on the Board of Directors of Continental, as provided in the Merger Agreement. (See "Prior Event" for a description of the Company's transaction with Continental). In addition, the agreement provides that in the event that Mr. Hamblett dies, becomes disabled or resigns during the one-year period following the Effective Date, the Board of Directors of the Company has the right to recall Mr. Myhren to full-time employment as the

Company's Chief Executive Officer. This recall arrangement is subject to termination by either party on thirty days notice.

     On August 29, 1995, the Company entered into a settlement agreement and release with James F . Stack in connection with his resignation as Vice President -- Finance and Chief Financial Officer, which became effective on September 30, 1995. This agreement provided for a severance payment of $1,315,600 and certain additional payments in an aggregate amount of $190,000. In addition, this agreement provided that Mr. Stack's 65 stock options under the Employee Option Plan would become fully vested and exercisable as of the effective date of his resignation and that his 68 Stock Units under the Restricted Stock Unit Plan would become fully vested and would be distributed to him in shares of Old Providence Journal, net of tax obligations. The agreement also provided for Mr. Stack to receive distributions under the IUP on the same basis as all other participants and that he would receive a retirement benefit of $63,000 per year commencing at age 65 pursuant to the Company's Supplemental Retirement Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Old Providence Journal had no compensation committee of its Board of Directors but its Executive Committee performed the functions thereof. The members of the Executive Committee during 1994 and 1995 were Messrs. Hamblett, Sharpe, Thorndike, Wall and Wilmerding. Mr. Hamblett was the Chairman of the Board and Chief Executive Officer of Old Providence Journal. The Compensation Committee of the Company is comprised entirely of non-employee Directors and held its first meeting in October, 1995.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors, which is comprised of the three non-employee Directors named following this report, is responsible for the design and implementation of salary and incentive programs and other compensation matters for the Company's top corporate officers to attract, motivate and retain high quality management talent. Specifically, the Committee's duties and responsibilities are to:

     - Review and recommend changes in compensation of top corporate officers. This includes establishing base salaries, incentive compensation plans, special performance bonuses, retirement plans and perquisites. The Committee's decisions in these areas are submitted, when appropriate, to the Board of Directors for approval.

     - Review year-end corporate financial performance and approve payment of bonuses under the Company's Management Incentive Compensation Plan for corporate officers.

     - Administer the Employee Stock Option Plan, Restricted Stock Unit Plan and the Supplemental Retirement Plan, including approving participants, determining grant levels and deciding all other administrative matters.

     - Review and approve all employment agreements with top corporate officers.

     In fulfilling their responsibilities the Committee is assisted by an independent executive compensation consulting firm in evaluating the competitiveness of the Company's pay levels and the appropriateness of plan design. Competitively focused analyses examine relevant general market data, media industry surveys, as well as executive compensation of selected public companies with which the Company competes for executive talent. The Company's pay philosophy is to structure base salaries and annual incentives between the median and the seventy-fifth percentile of such competitive market data. Actual pay decisions are made considering this data as well as individual qualifications and performance, experience, responsibilities and relative company size, financial performance and total shareholder returns, with such factors not specifically weighted.

     The principal components of the Company's executive compensation program include base salary, annual performance-based bonus under the Management Incentive Compensation Plan ("MICP") and stock options granted under the Company's 1994 Employee Stock Option Plan.

MANAGEMENT INCENTIVE COMPENSATION PLAN

     Annual bonuses under the Plan are based on the Company's earnings before interest and taxes (EBIT) as compared to pre-established target levels. Awards vary from 20 percent of salary at 85 percent of goal attainment up to 60 percent of salary at 115 percent of goal. The Company has used stretch goals relative to the annual budget since 1994. In addition, bonus awards determined based on EBIT may be adjusted up or down at the discretion of the Committee based upon performance relative to individual objectives.

STOCK OPTIONS

     Stock options granted under the Plan are granted with an exercise price equal to 100 percent of Fair Market Value as determined under the Plan. To date all stock options granted have been non-qualified options in that they are not intended to qualify for special tax treatment under Section 422 of the Internal Revenue Code. Options vest ratably in annual increments over four years following grant, subject to continued employment.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Consistent with the Company's pay philosophy and based upon the competitive analysis performed by the independent executive compensation consultant, the Committee decided not to make any changes to Mr. Hamblett's base salary level. The Committee noted that Mr. Hamblett's base salary has not been increased since 1992 and is currently at the seventy-fifth percentile of competitive market data for comparable size companies.

     After reviewing the Company's performance, and after giving due consideration to the successful consummation of the merger of the cable operations with Continental, the Committee determined that Mr. Hamblett's annual bonus for 1995 should be $390,000, which is 65 percent of salary. In addition, both in recognition of performance during 1995 and as an incentive to continue to further increase shareholder value, Mr. Hamblett was granted 150 stock options.

Respectfully submitted:

                                          The Compensation Committee
                                          John W. Rosenblum (Chair)
                                          F. Remington Ballou
                                          W. Nicholas Thorndike

STOCKHOLDER RETURN PERFORMANCE GRAPH

     The stockholder return performance graph is omitted from this Proxy Statement because the Company did not become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until August 31, 1995. In addition, since that time the stockholders of the Company have been prohibited from selling their shares pursuant to a "lock-up" agreement in connection with the PJC Spin-Off. Therefore, the Company has no share trading history to depict in a stockholder return performance graph.

                                 PROPOSAL NO. 2

                      PROPOSAL TO AMEND THE 1994 EMPLOYEE
                               STOCK OPTION PLAN

     The 1994 Employee Stock Option Plan (the "Employee Option Plan") was adopted by the Board of Directors effective as of October 1, 1994 and was approved by the Company's stockholders on September 27, 1995. The Board of Directors proposes to amend the Employee Option Plan by increasing the number of shares of the Company's Class A Common Stock reserved for issuance thereunder from 3,750 to 8,000, increasing the maximum number of shares which may be issued to any one individual from 750 to 1,600 and extending the term of the Plan for one additional year. As proposed to be amended, the Employee Option Plan will remain in effect until September 30, 2000 unless earlier terminated by the Board of Directors. The purpose of the amendment is to provide the Company more flexibility in attracting and retaining highly qualified employees and enhance the Company's policy of aligning the interests of the Company's management with the interests of the Company's stockholders.

                  GENERAL DESCRIPTION OF EMPLOYEE OPTION PLAN

     The following is a general description of the principal features of the Employee Option Plan. It is qualified in its entirety by reference to the complete text of the Employee Option Plan, as proposed to be amended, which is attached to this proxy statement as Exhibit A and is incorporated herein by reference.

     The Employee Option Plan is intended to provide long-term incentive compensation and share ownership opportunities to employees, thereby helping the Company attract and retain high quality employees. These incentives will contribute to the success of the Company by providing a greater identity of interest between the employees and stockholders.

     Under the terms of the Employee Option Plan, key employees recommended by the Compensation Committee of the Board are eligible to receive grants of stock options. According to the provisions of the Employee Option Plan, such committee has a wide degree of flexibility in selecting the participants in the Employee Option Plan, determining the size of grants of options, establishing the terms and conditions of such option grants, amending the terms and conditions of any outstanding option brought about by any adjustments and reorganizations, as discussed below (see "Adjustments and Reorganizations"), and otherwise making such determinations and/or interpretations and establishing such procedures as may be necessary or advisable for the administration of the Employee Option Plan.

     Shares Subject to the Employee Option Plan. The maximum number of shares of Class A Common Stock that can be used for purposes of the Employee Option Plan is proposed to be increased from 3,750 to 8,000 shares. The maximum number of shares that may be issued to any one individual is proposed to be increased from 750 to 1,600. Shares may be awarded from authorized and unissued shares or from treasury shares, as determined by the Compensation Committee. The current estimated market value of the Class A Common Stock is $5,072 per share.


     Stock Options. Stock options granted under the Employee Option Plan are Non-Qualified Stock Options that do not satisfy the criteria of Section 422 of the Code. The exercise price of any stock option granted under the Employee Option Plan will be the fair market value (as defined below) on the date of the grant. Each stock option granted on October 1, 1994 under the Employee Option Plan had an exercise price of $7,700 which was the fair market value on the date of grant. Such exercise price was adjusted to $662 in connection with the transactions contemplated by the Contribution and Assumption Agreement pursuant to arrangements made in connection with the Merger and may be subject to further adjustment as a result of the planned merger of Continental with US West (see Footnote 1 following the Summary Compensation Table). Each stock option granted on October 25, 1995 had an exercise price of $5,072, which was the fair market value on the date of grant. Subject to the maximum number of shares issuable under the Employee Option Plan, the Compensation Committee shall have discretion in determining the number of options and shares subject to such options.


     Fair market value for all purposes under the Employee Option Plan means the average of the high and low prices of shares of the Company's Class A Common Stock as traded on an applicable stock exchange or in an established over-the-counter trading market for the date in question, provided that if such shares were not traded on that day, the average of high and low prices on the previous day are used to determine fair market value. In the event that shares of the Class A Common Stock of the Company are not publicly traded, in the discretion of the Board of Directors, fair market value shall be determined (i) by reference to the most recent prices paid for such shares by buyers in arms-length transactions, (ii) by reference to the most recent appraisal of the value of such shares provided by an independent valuation firm or (iii) by such other means as the Board of Directors shall deem appropriate.

     The options shall vest and be exercisable at such times and according to such terms and conditions as determined by the Compensation Committee, and the Compensation Committee shall have the authority to accelerate the vesting of any stock options as it deems appropriate for the Employee Option Plan or the Company. The Compensation Committee shall also set forth at the time of grant the terms and conditions of the treatment of any outstanding stock options in the event of a termination of employment.

     The number of stock options and current estimated value of stock underlying options awarded to the Named Executive Officers are, respectively: Mr. Hamblett, 300 options and $1,521,600; Mr. Myhren, 230 options and $1,166,560; Mr.
Clifford, 120 options and $608,640; Mr. Bowers, 75 options and $380,400; and Mr. Hammond, 50 options and $253,600. For the Executive Group as a whole, 282 options were awarded with a current estimated stock value of $1,430,304. For the non-Executive Officer Employee Group, 236 options were awarded with a current estimated stock value of $1,196,992.

     All options granted become exercisable in four equal annual installments beginning one year after the grant date. The option term is ten years.

     Change of Control Benefits. Upon a "Change of Control" of the Company (defined in the Employee Option Plan to include (i) a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or similar schedule) of the Exchange Act; (ii) the Company becoming a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which the then-current Directors constitute less than a majority of the Board thereafter; (iii) a series of events over a period of 24 consecutive months in which Directors at the beginning of that time do not constitute at least a majority of the Board; or (iv) any person becomes beneficial owner of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, unless the Board has approved such acquisition, but not in excess of 50% of the combined voting power) stock options granted under the Employee Option Plan will become immediately vested and exercisable.

     Adjustments and Reorganization. In the event of a merger, reorganization, consolidation, recapitalization, share combination, stock dividend, stock split, spin-off or other distribution (other than normal cash dividends) of the Company's assets to its stockholders, or other change in the structure of the Company affecting its shares, such appropriate adjustments shall be made (i) in the aggregate number and class of shares which may be issued under the Employee Option Plan, and (ii) the numbers and class of and/or price of shares subject to outstanding options granted under the Employee Option Plan, as deemed appropriate by the Compensation Committee in its discretion, to prevent the dilution or enlargement of rights to any participant.

     Tax Aspects. The following is a brief description of the federal tax treatment that will generally apply to awards made under the Employee Option Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of any such award.

     The Employee Option Plan allows for grants of Non-Qualified Stock Options that do not satisfy the criteria of Section 422 of the Code. The grant of such an option to acquire stock is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount.

     Special rules will apply, however, if the optionee is subject to Section 16 of the Exchange Act and the option is exercised during the period within six months after the time the option is granted (the "Section 16(b) Period"), when a sale of stock acquired upon exercise of the option could subject such optionee to suit under Section 16. In such case, the optionee would not recognize ordinary income, and the Company would not be entitled to a deduction until the expiration of the Section 16(b) Period. Upon such expiration, the optionee would recognize ordinary income, the Company would be entitled to a deduction, equal to the excess of the fair market value of the stock (determined as of the expiration of the Section 16(b) Period)) over the option exercise price. Such an optionee may elect under Section 83(b) of the Code to recognize ordinary income on the date of exercise, in which case the Company would be entitled to a deduction at that time equal to the amount of the ordinary income recognized.

     Section 162(m) of the Code limits to $1 million the deductibility of compensation received in a year by the Company's chief executive officer or by any one of the other four most highly compensated officers, unless such compensation qualifies as "performance-based" or falls within other exemptions under Section 162(m). Awards under the Employee Option Plan will be deemed to qualify as "performance-based compensation," in which case the Company would be entitled to a deduction for compensation paid in the same amount as income is realized by the employee without any reduction under Section 162(m) of the Code.

     Rule 16b-3. Pursuant to Section 16(b) of the Exchange Act, Directors, certain officers and 10% stockholders of the Company would be generally liable to the Company for repayment of any "short-swing" profits realized from any non-exempt purchase and sale of Company stock occurring within a six-month period. Rule 16b-3, promulgated under the Exchange Act, provides an exemption from Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such Rule. Specifically, the grant of an option under an employee benefit plan that complies with Rule 16b-3 will not be deemed a purchase of a security and the actual or deemed sale of shares in connection with certain option exercises will not be deemed a sale for Section 16(b) purposes. The Employee Option Plan is designed to comply with Rule 16b-3.

     Under Rule 16b-3 of the Exchange Act and Delaware law, the affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to approve the proposed amendment to the Employee Option Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

                                 PROPOSAL NO. 3

                    PROPOSAL TO AMEND THE 1994 NON-EMPLOYEE
                           DIRECTOR STOCK OPTION PLAN

     The 1994 Non-Employee Director Stock Option Plan (the "Director Option Plan") was adopted by the Board of Directors of the Company effective as of October 1, 1994 and was approved by the Company's stockholders on September 27, 1995. Pursuant to the Director Option Plan, each non-employee Director receives an option to purchase five shares of the Company's Class A Common Stock each year. The Director Option Plan will remain in effect until September 30, 1999 unless earlier terminated by the Board of Directors. The Board of Directors proposes to amend the Director Option Plan by (a) increasing the number of options to be received by each non-employee Director from five to ten additional shares of the Company's Class A Common Stock each year and (b) increasing the number of shares of the Company's Class A Common Stock reserved for issuance thereunder from 400 to 530. The purpose of the amendment is to provide the Company more flexibility in attracting and retaining highly qualified non-employee Directors and enhance the Company's policy of aligning the interests of members of the Board of Directors with the interests of the Company's stockholders.

                  GENERAL DESCRIPTION OF DIRECTOR OPTION PLAN

     The following is a general description of the principal features of the Director Option Plan. It is qualified in its entirety by reference to the complete text of the Director Option Plan, as proposed to be amended, which is attached to this proxy statement as Exhibit B and is incorporated herein by reference.

     The Director Option Plan is intended to provide long-term incentive compensation and share ownership opportunities to non-employee Directors, thereby helping the Company to attract and retain high quality Directors. These incentives will contribute to the success of the Company by providing a greater identity of interest between the Directors and stockholders.

     Under the terms of the Director Option Plan, all non-employee Directors are eligible to receive grants of stock options and participate in the plan automatically.

     Shares Subject to the Director Option Plan. The maximum number of shares of the Company's Class A Common Stock that can be used for purposes of the Director Option Plan is proposed to be increased from 400 to 530 shares. Shares may be awarded from authorized and unissued shares or from treasury shares, as determined by the Compensation Committee. The current estimated market value of the Class A Common Stock is $5,072 per share.


     Stock Options. Stock options granted under the Director Option Plan are non-qualified stock options that do not satisfy the criteria of Section 422 of the Code. Each non-employee Director received a stock option to purchase five shares of the Company's Class A Common Stock on October 1, 1994 and October 5, 1995, and, if this Proposal is adopted, will receive a stock option to purchase ten additional shares of the Company's Class A Common Stock on each subsequent October 1st in each year the plan is in effect. The exercise price of any stock option granted under the Director Option Plan will be 100% of the fair market value (as defined below) on the date of the grant. Each stock option granted on October 1, 1994 under the Director Option Plan had an exercise price of $7,700 which was the fair market value on the date of grant. Such exercise price was adjusted to $662 in connection with the transactions contemplated by the Contribution and Assumption Agreement pursuant to arrangements made in connection with the Merger and may be subject to further adjustment as a result of the planned merger of Continental with US West (see Footnote 1 following the Summary Compensation Table). Each stock option granted on October 25, 1995 had an exercise price of $5,072, which was the fair market value on the date of grant. Each stock option shall have a term of ten years and shall become initially exercisable on the first anniversary of the grant date.


     Fair market value for all purposes under the Director Option Plan means the average of the high and low prices of shares of the Company's Class A Common Stock as traded on an applicable stock exchange or in an established over-the-counter trading market for the date in question, provided that if such shares were not traded on that day, the average of the high and low prices on the previous day are used to determine fair market value. In the event that shares of the Class A Common Stock of the Company are not publicly traded, in the discretion of the Board of Directors, fair market value shall be determined (i) by reference to the most recent prices paid for such shares by buyers in arms-length transactions, (ii) by reference to the most recent appraisal of the value of such shares provided by an independent valuation firm or (iii) by such other appropriate means as the Board of Directors shall deem appropriate.

     The number of stock options to be awarded after the date of this Proxy Statement to the Company's non-employee Directors as a group, and to each of the nominees for election as Directors, as of October 1 of each year under the Director Option Plan as proposed to be amended is 360 options and 30 options, respectively, assuming that the Director Option Plan is not terminated prior to its September 30, 1999 termination date and that each of the Directors and nominees continues to serve on the Board of Directors through September 30, 1999.

     When a Director ceases to be a member of the Board, each option held by such Director shall continue to be exercisable for a period of three years or the end of the original term, whichever is first to occur.

     Change of Control Benefits. Upon a "Change of Control" of the Company (defined in the Director Option Plan to include (i) a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or similar schedule) of the Exchange Act; (ii) the Company becoming a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which the then-current Directors constitute less than a majority of the Board thereafter; (iii) a series of events over a period of 24 consecutive months in which Directors at the beginning of that time do not constitute at least a majority of the Board; or (iv) any person becoming beneficial owner of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, unless the Board has approved such acquisition, but not in excess of 50% of the combined voting power), stock options granted under the Director Option Plan will become immediately exercisable.

     Adjustments and Reorganization. In the event of a merger, reorganization, consolidation, recapitalization, share combination, stock dividend, stock split, spin-off or other distribution (other than normal cash dividends) of the Company's assets to its stockholders, or other change in the structure of the Company affecting its shares, such appropriate adjustments shall be made (i) in the aggregate number and class of shares which may be issued under the Director Option Plan, and (ii) the number and class of and/or price of shares subject to outstanding options granted under the Director Option Plan, as deemed appropriate by the Compensation Committee in its discretion, to prevent the dilution or enlargement of rights to any participant.

     Tax Aspects. The tax consequences of options granted under the Director Option Plan are the same as those of options granted under the Employee Option Plan. (See "Proposal No. 2, Proposal to Amend the 1994 Employee Stock Option Plan -- General Description of Employee Option Plan -- Tax Aspects").

     Rule 16b-3. The Director Option Plan is designed to comply with Rule 16b-3. (See "Proposal No. 2, Proposal to Amend the 1994 Employee Stock Option Plan -- General Description of Employee Plan -- Rule 16b-3").

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

                                 PROPOSAL NO. 4

        PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO
           DECREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S
                  CLASS A COMMON STOCK AND DECREASE THE NUMBER
                    OF SHARES RESERVED FOR THE RIGHTS PLAN.


     The Board of Directors has unanimously adopted a resolution recommending a proposed amendment to Section 4.1 of the Company's Certificate of Incorporation which would decrease the number of authorized shares of Class A Common Stock from 180,000,000 shares to 150,000,000 shares and decrease the number of shares reserved for issuance under the Certificate of Incorporation for the rights plan pursuant to the Rights Agreement. In addition, the proposed amendment to Section
4.1 references the Company's proposed Rights Agreement to be effective on or about May 8, 1996 between the Company and the Rights Agent named therein and reflects certain matters (including the appropriate number of shares reserved for the rights plan) provided for in the Rights Agreement.



     The proposed new first and second paragraphs of Section 4.1 would read as follows:


        "4.1 Authorized Shares. The total number of shares of capital stock which the Company shall have authority to issue is 196,825,000 shares, consisting of two classes of capital stock:

        "(a) 150,000,000 shares of Class A Common Stock, par value $1.00 per share (the "Class A Stock"); provided, however, that 75,000,000 of such shares of Class A Stock authorized hereby but not outstanding as of the date of original issuance may be issued by the Company only upon the exercise of rights issued pursuant to a contemplated Rights Agreement to be effective on or about May 8, 1996, between the Company and the Rights Agent to be named therein (the "Rights Agreement") or pursuant to another agreement which the Board of Directors of the Company determines to be substantially similar to the Rights Agreement; and


        (b) 46,825,000 shares of Class B Common Stock, par value $1.00 per share (the "Class B Stock"); provided, however, that 23,412,500 shares of Class B Stock authorized hereby but not outstanding as of the date of original issuance thereof may be issued by the Company only upon the exercise of rights issued pursuant to the Rights Agreement or pursuant to another agreement which the Board of Directors of the Company determines to be substantially similar to the Rights Agreement.


        Anything in this Certificate of Incorporation to the contrary notwithstanding, any dividend or other distribution of separate rights to the holders of shares of Class A Stock and Class B Stock pursuant to the Rights Agreement or another agreement which the Board of Directors of the Company determines to be substantially similar to the Rights Agreement shall be permitted hereunder."


     The authorized Common Stock of the Company currently consists of 226,825,000 shares consisting of 180,000,000 shares of Class A Common Stock and 46,825,000 shares of Class B Common Stock. As of March 29, 1996, the Company had 38,519 shares of Class A Common Stock and 46,817 shares of Class B Common Stock outstanding and approximately 135,000,000 additional shares of Class A Common Stock and 35,118,750 shares of Class B Common Stock reserved for issuance pursuant to the Rights Agreement, the Company's stock option plans or other outstanding obligations of the Company to issue shares of Common Stock. In addition, on April 22, 1996, the Company filed a registration statement with the SEC covering the registration of shares of the Class A Common Stock in connection with a proposed initial public offering by the Company (the "Offering").



     In connection with the Offering, the Board of Directors has approved a 400-for-1 split of the Company's issued and outstanding Common Stock (the "Stock Split"), subject to stockholder approval of this Proposal Number 4. The Stock Split would be effective immediately prior to the date of the Prospectus relating to the Offering (the "Effective Date"). If the proposed amendment is adopted, each stockholder of record at the close of business on the Effective Date of the Stock Split will receive three hundred ninety-nine additional shares of Common Stock for each share of Common Stock owned of record by such stockholder. Each such stockholder will be entitled to receive a certificate or certificates representing such additional shares. The Board of Directors believes that a 400-for-1 Stock Split will tend to broaden the market for the Class A Common Stock, will encourage wider participation in the ownership of the Company and will be in the best interests of the Company and its stockholders. The Stock Split will not alter any stockholder's proportionate interest in the Company.

     Prior to the Offering, the Company, subject to the approval of the Board of Directors, anticipates entering into the Rights Agreement which will require that 75,000,000 shares of Class A Common Stock and 23,412,500 shares of Class B Common Stock be reserved for exercise of the rights contemplated by the Rights Agreement.

     Assuming the Stock Split and the Offering and this proposal reducing the number of Class A Common shares from 180,000,000 to 150,000,000 are consummated, there would be approximately 26,704,000 shares of Class A Common Stock and 4,685,700 shares of Class B Common Stock available for issuance in addition to shares reserved for issuance pursuant to the Rights Agreement and the Company's stock option plans or other outstanding obligations of the Company to issue shares of Common Stock. The Board believes that the authorization of additional shares of Common Stock over and above the amount required to effect the Stock Split and provide for the reserved shares is desirable to provide shares for issuance in connection with possible future stock dividends, equity financings, joint ventures, mergers, acquisitions and other general corporate purposes. Other than as described above, however, there are no existing plans, understandings or agreements for the issuance of any shares of Common Stock. If the amendment is adopted by the stockholders, the Board of Directors will have authority to issue shares of Common Stock (up to the amount authorized) without the necessity of further stockholder action on such terms and for such purposes and consideration as the Board may approve. Any additional issuance of Common Stock could have a dilutive effect on existing holders of Common Stock. Holders of the Common Stock have no preemptive rights with respect to any shares which may be issued in the future.

     In accordance with the terms of the Company's stock option plans and other outstanding obligations to issue shares of Common Stock, appropriate adjustments to give effect to the Stock Split will be made to the number of shares of Common Stock reserved for issuance pursuant to such plans or obligations and the exercise price thereof. Although it did not form the basis for the Board's decision to recommend this proposal, the existence of authorized but unissued shares of Common Stock could have the effect of rendering more difficult or discouraging hostile takeover attempts.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

                                 PROPOSAL NO. 5

        PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO
              ELIMINATE ACTION BY STOCKHOLDERS BY WRITTEN CONSENT

     The Board of Directors has unanimously adopted a resolution recommending a proposed new section to Article FOURTH of the Company's Certificate of Incorporation which would eliminate the right of stockholders to take action by written consent.

     The proposed new Section would read as follows:

     Section 4.15  No Action by Stockholder Consent

          No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Company may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     Under Delaware law, unless otherwise provided in a company's certificate of incorporation, any action required or permitted to be taken by stockholders may be taken without advance notice to stockholders, without a meeting and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of stockholders. Currently, the Company's Certificate of Incorporation does not contain any provision providing otherwise.

     The Board of Directors has concluded that stockholders should act only after there has been a reasonable opportunity for proposals to be presented and considered. The Board of Directors believes that the proposed amendment eliminating action by stockholders by written consent would give all stockholders notice of issues requiring stockholder consent, and the opportunity to have their views taken into account at a meeting.

     In addition, by eliminating the use of the written consent procedure, the Board of Directors intends to encourage persons seeking to acquire control of the Company to initiate such transactions through arm's length negotiations with management and the Board. This will allow the Board to ensure that all relevant factors related to such transactions are considered, including the financial terms of any such transaction for all the stockholders, the ability of the Company to publish an independent newspaper and the other factors which are enumerated in the Certificate of Incorporation.

     This amendment, if approved, may have certain "anti-takeover" effects. The elimination of action by written consent may deter acquisitions of the Company's stock and may delay, deter or impede stockholder action not approved by the Board of Directors. The Board of Directors is unaware of any plans by others to obtain control of the Company.

     The Board of Directors believes that the advantages of the proposed amendment outweigh any potential disadvantages. The Board of Directors believes that all stockholders should have the opportunity to consider the matters which may affect their rights and that the Board of Directors should be able to give advance consideration to any such action.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

                                 PROPOSAL NO. 6

             SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has selected KPMG Peat Marwick LLP to be engaged as the independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1996, and proposes that the shareholders ratify this selection at the Annual Meeting. KPMG Peat Marwick LLP also acted as independent certified public accountants of the Company for the 1995 fiscal year.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Ratification of the selection of KPMG Peat Marwick LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy, a quorum being present.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

                                 OTHER MATTERS

     The Board of Directors of the Company knows of no other matters which are to be brought before the meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

                             SECTION 16 COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during the last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that Mr. Wilmerding inadvertently failed to file on a timely basis an initial report on Form 3 for family trusts which hold shares of Common Stock with respect to which he serves as co-trustee.

                            FORM 10-K ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-K, including financial statements and schedules, filed with the SEC for the fiscal year ended December 31, 1995, is included in the Annual Report to Shareholders which accompanies these proxy materials. Copies of any exhibit(s) to the Form 10-K will be furnished on request and upon the payment of the Company's expenses in furnishing such exhibit(s). Any request for exhibits should be in writing addressed to Harry Dyson, Secretary, The Providence Journal Company, 75 Fountain Street, Providence, Rhode Island 02902.

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING


     Proposals by Stockholders for presentation at the 1997 Annual Meeting must be received by the Company not later than December 26, 1996, in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting. Such proposals should be in writing and addressed to Harry Dyson, Secretary, The Providence Journal Company, 75 Fountain Street, Providence, Rhode Island 02902.


                                          By Order of the Board of Directors

                                          /s/ Harry Dyson
                                          ---------------
                                          HARRY DYSON
                                          Secretary


April 24, 1996

                                                                       EXHIBIT A

                          PROVIDENCE JOURNAL COMPANY*

                        1994 EMPLOYEE STOCK OPTION PLAN

1. PURPOSE

     The purpose of the 1994 Stock Option Plan (the "Plan") of Providence Journal Company (the "Company") is to attract and retain high quality key employees and to promote both the long-term success of and shareholder interests in the Company. The Plan is intended to provide long-term incentive compensation and share ownership opportunities to selected key employees. The Company believes the dynamics of a plan focused on increasing shareholder value provide participants with a significant incentive to contribute to the success of the Company.

2. TERM

     The Plan shall be effective as of October 1, 1994 and shall remain in effect until the earlier of six (6) years from the effective date or termination of the plan by the Board of Directors of the Company (the "Board"). The Plan was approved by the shareholders of the Company at the Annual Meeting held on September 27, 1995. After termination of the Plan, no future grants may be made, but, subject to the preceding sentence, previously made grants shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

3. ADMINISTRATION

  a. The Committee

     The Plan shall be administered by a committee (the "Committee") which shall be the Executive Committee of the Board or any other committee appointed by the Board consisting of two or more non-employee Directors, each of whom is both (1) qualified to administer this Plan as contemplated by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act"), and (2) considered to be an "outside director" as contemplated by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

  b. Authority of the Committee

     The Committee shall have full and exclusive power, except as not permitted by law and subject to the provisions of this Plan, to select the participants in the Plan, determine the sizes of grants of options, establish the terms and conditions of such option grants, amend the terms and conditions of any outstanding option pursuant to Section 6 of the Plan, and otherwise make such determinations and/or interpretations and to establish such procedures which may be necessary or advisable for the administration of the Plan.

4. ELIGIBILITY

     Key employees of the Company shall be eligible to receive grants under the Plan. Recipients of grants are deemed to be "Participants" in the Plan. "Company" includes any wholly-owned or majority-owned direct or indirect subsidiary of the Company and any other entity that is directly or indirectly controlled by the Company or in which the Company has a significant equity interest (as determined by the Committee).

- ---------------

* The Plan was assumed by The Providence Journal Company on October 5, 1995. Accordingly, all references to the "Company" shall be deemed to refer to The Providence Journal Company.

5. SHARES SUBJECT TO THE PLAN

     Subject to the provisions of Section 6, the stock subject to the Plan shall be shares of Class A Common Stock (the "Shares"). The total amount of Shares which may be issued under the Plan shall not exceed eight thousand (8,000). Of these, no more than one thousand six hundred (1,600) Shares may be issued to any one individual. Shares may be authorized and unissued shares or treasury shares, as determined by the Committee, and fractional Shares shall be settled in cash.

     If any option granted under the Plan is canceled, terminates, expires or lapses for any reason, any Shares subject to such option shall be returned to the Plan and shall be available for issuance under the Plan. In addition, any Shares which have been exchanged by a Participant as full or partial payment to the Company in connection with any grant under the Plan, shall be available for issuance under the Plan.

     In instances where a grant is settled in cash or any form other than Shares, then the Shares covered by these settlements shall not be deemed issued and shall remain available for issuance under the Plan. Any Shares that are issued by the Company as a result of the assumption or substitution of grants made by an acquired company shall not be counted against the number of Shares available for issuance under the Plan.

6. ADJUSTMENTS AND REORGANIZATIONS

     The Committee may make such adjustments as it deems appropriate to meet the intent of the Plan in the event of changes that impact the Company's Share price or Share status, provided that any such actions are consistently and equitably applicable to all affected Participants and are otherwise consistent with the provisions of the Plan.

     In the event of a merger, reorganization, consolidation, recapitalization, share combination, stock dividend, stock split, spin-off or other distribution (other than normal cash dividends) of the Company's assets to its shareholders, or other change in the structure of the Company affecting its Shares, such appropriate adjustments shall be made (i) in the aggregate number and class of Shares which may be issued under the Plan pursuant to Section 5, and (ii) the number and class of and/or price of Shares subject to outstanding options granted under the Plan, as deemed appropriate by the Committee in its discretion, to prevent the dilution or enlargement of rights to any Participant.

7. STOCK OPTIONS

  a. Grants of Stock Options

     Stock options granted pursuant to the Plan represent a right to purchase a specified number of Shares during a specified period and at a specified price as determined by the Committee at the time of grant, subject to the terms and provisions of the Plan and provided that the purchase price be not less than 100% of Fair Market Value on the date of grant. Subject to the provisions of
Section 5, the Committee shall have discretion in determining the number of options and Shares subject to such options, as well as the time of grant, provided, however, that no such grants be made after the sixth anniversary of the effective date of this Plan.

  b. Vesting of Options

     Options shall vest at such times and under such terms and conditions as determined by the Committee. The Committee shall have the authority to accelerate the vesting of any stock options as it deems appropriate for the Plan or the Company.

  c. Exercise of Options

     Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

  d. Payment

     The option exercise price shall be paid in full at the time of exercise of the option in cash or by check or, as may be provided by the Committee at any time, by delivery of Shares owned by the Participant in partial or full payment.

  e. Call Provision

     At the time of grant, the Committee may, in its discretion, subject the Shares underlying the options to a mandatory call feature and a limitation upon the amount paid in settlement of such stock options in the event of the exercise of such call feature.

8. FAIR MARKET VALUE

     Fair Market Value for all purposes under the Plan shall mean the average of the high and low prices of the Company's Shares as traded on an applicable stock exchange or in an established over-the-counter trading market for the date in question, provided that if the Shares were not traded on that day, the average of the high and low prices on the previous day are used to mean Fair Market Value. In the event that the Shares of the Company are not publicly traded, in the discretion of the Committee Fair Market Value shall be determined (i) by reference to the most recent prices paid for Shares by buyers at arms-length transactions, (ii) by reference to the most recent appraisal of the value of the Shares of the Company provided by an independent valuation firm or (iii) by such other appropriate means as the Committee shall deem appropriate.

9. TRANSFERABILITY

     No option granted pursuant to the Plan shall be assignable, alienable, saleable or otherwise transferable other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relation order (as defined by the Code), or unless otherwise determined by the Committee. If a participant shall die, the executor or administrator of the participant's estate or a transferee of the option pursuant to a will or the laws of descent and distribution shall have the right to exercise the option in lieu of the participant.

10. TERMINATION OF EMPLOYMENT

     The Committee shall, in its discretion, determine, in the event of a termination of employment that is voluntary or involuntary, for cause or not for cause, or due to death, disability or retirement, the terms and conditions of the treatment of any outstanding stock options granted under the Plan. Such terms and conditions will be set forth at the time of grant and may provide that the Committee retains the right to amend such provisions.

11. CHANGE OF CONTROL

  a. Definition

     "Change of Control" shall mean a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A (or in response to any similar item or any similar schedule or form) promulgated under the Act whether or not the Company is then subject to such reporting requirements. Further, without limiting the generality of the foregoing, such a Change of Control shall be deemed to have occurred if any of the following events takes place.

          (i) The Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter;

          (ii) During any period of twenty-four consecutive months, individuals who at the beginning of such period constitute the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors; or

          (iii) At any time when the outstanding voting securities of the Company are required to be registered under Section 12 of the Act, any "person" (as such term is used in Section 13(d) and 14(d) of the Act) is or becomes the "beneficial owner," as defined in Rule 13d-3 under the Act, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; provided, however, this clause (iii) shall not apply to the acquisition by a person of securities of the Company representing 20% or more, but not in excess of 50% of the combined voting power of the Company's then outstanding securities if such acquisition of securities has been approved by a vote of at least two thirds of the directors in office just prior to the issuance or sale of securities to such person.

          For purposes of this paragraph (iii), the term "person" shall exclude any person or group who on the date hereof is the beneficial owner, directly or indirectly, of securities representing 10% or more of the combined voting power of the Company's presently outstanding securities. Notwithstanding the foregoing, in no event shall the consummation of the spin-off reorganization approved by the Board of Directors of the Company on August 24, 1993, constitute a Change of Control for purposes of this Agreement (the "Spinoff Reorganization").

  b. Exercise and Vesting Options

     Unless deemed otherwise by the Committee, all options outstanding under this Plan at the time of a Change of Control shall immediately become vested and exercisable, notwithstanding the provisions of Section 7 to the contrary, and will be exercisable until the end of their term as set at time of grant.

12. AGREEMENTS

     Grants under this Plan shall be evidenced by agreements that set forth the terms, conditions and limitations for each grant which may include the term of grant, the provisions applicable in the event the Participant's employment terminates and the Company's authority to unilaterally or bilaterally amend or modify any grant.

13. PLAN AMENDMENT

     The Committee may, at any time as it deems necessary, terminate, amend or modify the Plan. However, no such amendment, modification, or termination of the Plan may be made without the approval of the shareowners of the Company, if such approval is required by the Code or by the Act or by any other regulatory body with appropriate jurisdiction.

14. TAX WITHHOLDING

     The Company shall have the authority to deduct or withhold from any settlement of a grant made under the Plan an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld. At the discretion of the Committee, a Participant may be permitted to pay to the Company the withholding amount in the form of cash or check, or previously owned Shares under such conditions as may be prescribed by the Committee, and such Shares shall be valued at the Fair Market Value as of the settlement date of the applicable grant. Further, a Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirements, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is determined equal to an amount to satisfy federal, state and local tax withholding requirements.

15. FUTURE RIGHTS

     Nothing in the plan shall interfere with or limit in any way the right of the Company to terminate any Participants' employment at any time, nor confer upon any Participant any right to continue in the employment of the Company or to participate in any other benefit, severance or compensation plan provided by the Company. In addition, no person shall have the right to be selected to receive an option under the Plan, or having been selected, to be selected to receive a future option.

16. GOVERNING LAW

     The validity, construction and effect of the Plan and any actions taken or relating to the Plan and any and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Rhode Island and applicable federal law.

17. RIGHTS AS A SHAREHOLDER

     Except as otherwise provided in the grant agreement contemplated by Section 12 above, a Participant shall have no rights as a shareholder of the Company, including rights to receive dividends on or to vote Shares subject to an option, until the Participant becomes the holder of record of the Shares underlying the option.

                                                                       EXHIBIT B

                          PROVIDENCE JOURNAL COMPANY*

                  1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1. PURPOSE

     The purpose of the 1994 Non-Employee Director Stock Option Plan (the "Plan") of Providence Journal Company (the "Company") is to attract and retain non-employees of high quality to serve as members of the Board of Directors of the Company (the "Board") and to promote both the long-term success of and shareholder interests in the Company. The Company believes the dynamics of a plan focused on increasing shareholder value will provide non-employee directors with a greater identity of interest between themselves and the shareholders of the Company.

2. TERM

     The Plan shall be effective as of October 1, 1994 and shall remain in effect until the earlier of five (5) years from the effective date or termination of the Plan by the Board. The Plan was approved by the shareholders of the Company at the Annual Meeting held on September 27, 1995.

     After termination of the plan, no future grants may be made, but, subject to the preceding sentence, previously made grants shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

3. PLAN OPERATION

     The Plan is intended to meet the requirements of Rule 16b-3(c)(2)(ii) adopted under the Securities Exchange Act of 1934 ("1934 Act") and accordingly is intended to be self-governing. To this end the Plan is intended to require no discretionary action by an administrative body with regard to any transaction under the Plan except as specified in Section 5(b) and 7 of the Plan. To the extent, if any, that any questions of interpretation arise, these shall be resolved by the Board.

4. PARTICIPATION

     Participation under the Plan shall be limited to non-employee members of the Board. Participation shall be automatic and (1) any non-employee member of the Board as of October 1, 1994 shall receive an initial grant, and (2) any non-employee member of the Board as of October 5, 1995 and as of each subsequent October 1 of each year (the "Grant Date") while the Plan is in effect, shall be a Participant (a "Participant") under the Plan and shall automatically receive a stock option grant as contemplated herein. If in any year this specified Grant Date shall not be a business day, the Grant Date shall be the first business day following.

5. SHARES SUBJECT TO THE PLAN

  a. Number of Shares

     Subject to the provisions of Section 5(b) below, the stock subject to the Plan shall be shares of Class A Common Stock (the "Shares"). The total amount of Shares which may be issued under the Plan shall not exceed five hundred thirty
(530). Shares may be authorized and unissued shares or treasury shares, as determined by the Board.

- ---------------

* The Plan was assumed by The Providence Journal Company on October 5, 1995. Accordingly, all references to the "Company" shall be deemed to refer to The Providence Journal Company. In addition, the Board of Directors of The Providence Journal Company adopted technical amendments to the Plan on October 25, 1995, all of which are reflected herein.

     If any option granted under the Plan is canceled, terminates, expires or lapses for any reason, any Shares subject to such option shall again be returned to the Plan and shall be available for issuance under the Plan. In addition, any Shares which have been exchanged by a Participant as full or partial payment to the Company in connection with any grant under the Plan, shall be available for issuance under the Plan.

  b. Adjustments

     The Board, as it deems appropriate to meet the intent of the Plan, may make such adjustments to the number and kind of Shares available under the Plan and to any outstanding stock options, provided such adjustments are consistent with the effect on other shareholders arising from any corporate restructuring or similar action. Such actions may include, but are not limited to, any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting Shares. The Board may also, when similarly appropriate, make such adjustment in the exercise price of outstanding stock options as it deems necessary to preserve the rights of Participants under the Plan.

6. STOCK OPTIONS

  a. Granting of Stock Options

     Each Participant shall be granted a stock option to purchase five (5) Shares as of October 1, 1994 and on each subsequent Grant Date that the Plan is in effect; PROVIDED, HOWEVER, effective from and after May 8, 1996 each Participant shall be granted a stock option to purchase ten (10) shares on October 1, 1996 and on each subsequent Grant Date that the Plan is in effect.

  b. Exercise Price

     The purchase price for each Share covered by the initial stock option grant shall be $7,700; the purchase price for each Share covered by a subsequent stock option grant shall be 100% of Fair Market Value on the Grant Date.

  c. Payment

     The option exercise price shall be paid in full at the time of exercise of the option in cash or by check or, by delivery of Shares owned by the Participant in partial or full payment.

  d. Duration and Exercisability

     Each stock option shall have a term of ten years and shall become initially exercisable, (except earlier as provided in Section 10) on the first anniversary of grant. Notwithstanding the foregoing, in the event of a Participant's death or ceasing to be a member of the Board as a result of disability, the stock option shall immediately become fully exercisable.

  e. Termination of Directorship

     When a Participant ceases to be a member of the Board, for whatever reason, each vested stock option, or portion thereof, held by such Participant shall continue to be exercisable for a period of three years or until the end of the original term, if sooner. Any non-vested stock option, or portion thereof, held by such Participant shall be canceled as of the Participant's date of termination of Board service.

  f. Call Provision

     At the time of grant, the Board may, in its discretion, subject the Shares underlying the stock options to a mandatory call feature and a limitation upon the amount paid in settlement of such stock options in the event of the exercise of such call feature.

  g. Documentation of Grants

     Stock options shall be evidenced by written agreements or such other appropriate documentation as the Board shall prescribe.

7. FAIR MARKET VALUE

     Fair Market Value for all purposes under the Plan shall mean the average of the high and low prices of the Company's Shares as traded on an applicable stock exchange or in an established over-the-counter trading market for the date in question, provided that if the Shares were not traded on that day, the average of the high and low prices on the previous day are used to mean Fair Market Value. In the event that the Shares of the Company are not publicly traded, in the discretion of the Board Fair Market Value shall be determined (i) by reference to the most recent prices paid for Shares by buyers at arms-length transactions, (ii) by reference to the most recent appraisal of the value of the Shares of the Company provided by an independent valuation firm or (iii) by such other appropriate means as the Board shall deem appropriate.

8. TRANSFERABILITY

     No option granted pursuant to the Plan shall be assignable, alienable, saleable or otherwise transferable other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relation order (as defined by the Code) or unless otherwise determined by the Board. If a Participant shall die, the executor or administrator of the Participant's estate or a transferee of the option pursuant to a will or the laws of descent and distribution shall have the right to exercise the option in lieu of the Participant.

9. CHANGE OF CONTROL

  a. Definition

     "Change of Control" shall mean a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A (or in response to any similar item or any similar schedule or form) promulgated under the Act whether or not the Company is then subject to such reporting requirements. Further, without limiting the generality of the foregoing, such a Change of Control shall be deemed to have occurred if any of the following events takes place:

          (i) The Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter;

          (ii) During any period of twenty-four consecutive months, individuals who at the beginning of such period constitute the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors; or

          (iii) At any time when the outstanding voting securities of the Company are required to be registered under Section 12 of the Act, any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner," as defined in Rule 13d-3 under the Act, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; PROVIDED, HOWEVER, this clause (iii) shall not apply to the acquisition by a person of securities of the Company representing 20% or more, but not in excess of 50% of the combined voting power of the Company's then outstanding securities if such acquisition of securities has been approved by a vote of at least two thirds of the directors in office just prior to the issuance or sale of securities to such person.

          For purposes of this paragraph (iii), the term "person" shall exclude any person or group who on the date hereof is the beneficial owner, directly or indirectly, of securities representing 10% or more of the combined voting power of the Company's presently outstanding securities. Notwithstanding the forego-ing, in no event shall the consummation of the spin-off reorganization approved by the Board of Directors of the Company on August 24, 1993, constitute a Change of Control for purposes of this Agreement (the "Spinoff Reorganization").

  b. Exercise and Vesting Options

     All options outstanding under this Plan at the time of a Change of Control shall immediately become vested and exercisable, notwithstanding the provisions of Section 7 to the contrary, and will be exercisable until the end of their term as set at time of grant.

10. PLAN AMENDMENT

     The Board may suspend the Plan or amend the Plan if deemed to be in the best interests of the Company and its stockholders; provided, however, that (i) no such amendment may impair any Participant's right regarding any outstanding stock option without his or her consent, and (ii) the Plan may not be amended more than once every six months, and only to the extent such amendment is permitted by Rule 16b(c)(2)(ii)(B), or its successor, under the 1934 Act.

11. FUTURE RIGHTS

     Neither the Plan, nor the granting of stock options nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement understanding, express or implied, that the Company will retain a Participant for any period of time, or at any particular rate of compensation as a member of the Board. Nothing in this Plan shall in any way limit or affect the right of the Board or the shareholders of the Company to remove any Participant from the Board or otherwise terminate his or her service as a member of the Board.

12. GOVERNING LAW

     The validity, construction and effect of the Plan and any actions taken or relating to the Plan and any and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Rhode Island and applicable federal law.

13. RIGHTS AS A SHAREHOLDER

     A participant shall have no rights as a shareholder of the Company, including rights to receive dividends on or to vote Shares subject to an option, until the Participant becomes the holder of record of the Shares underlying the option.

                                                                     APPENDIX

                         THE PROVIDENCE JOURNAL COMPANY

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



        The undersigned hereby appoints STEPHEN HAMBLETT, HENRY D. SHARPE, JR. and JOHN W. WALL, or any one or more of them, attorneys and proxies with full power of substitution to each for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the Common Stock of the undersigned in The Providence Journal Company at the Annual Meeting of its stockholders to be held on May 8, 1996 or any adjournment thereof.


1.  ELECTION OF DIRECTORS:
      FOR the following nominees               WITHHOLD AUTHORITY to
        to serve as Directors for                vote for all nominees
        three-year terms (except as              listed below   [ ]
        marked to the contrary below)  [ ]

    NOMINEES:  F. Remington Ballou, Kay K. Clarke, Peter B. Freeman
               and Benjamin P. Harris, III.

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE ANY INDIVIDUAL NOMINEE,
                  WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

                  -------------------------------------------------------

2.  To approve the amendment to the 1994 Employee Stock Option
    Plan.               FOR [ ]    AGAINST [ ]     ABSTAIN [ ]



                          [CONTINUED ON REVERSE SIDE]

3.  To approve the amendment to the 1994 Non-Employee Director Stock Option
    Plan.    FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

4. To approve the amendment to the Company's Certificate of Incorporation to decrease the number of authorized shares of Class A Common Stock from 180,000,000 to 150,000,000 and to decrease the number of shares of Class A Common Stock and Class B Common Stock reserved in the Certificate of Incorporation for issuance under the Company's Rights Agreement.

    FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

5. To approve the amendment to the Company's Certificate of Incorporation to eliminate action by stockholders by written consent.

    FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

6. To ratify the selection of KPMG Peat Marwick LLP as independent certified public accountants of the Company for the fiscal year ending December 31,
    1996.    FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO VOTE FOR THE FOREGOING PROPOSALS.

7. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.


    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE FOREGOING PROPOSALS.


                                       This Proxy should be dated, signed by the stockholder exactly as printed at the top of the reverse side, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.



                                       Dated:                            , 1996.



                                       -----------------------------------------
                                       (Signature)

                                       -----------------------------------------
                                       (Signature)